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                           REVOLVING CREDIT AGREEMENT

                          dated as of October 2, 1996

                                     among

                              DISCOVERY ZONE, INC.
                            as DEBTOR-IN-POSSESSION,

                                  AS BORROWER,

                              PERRY PARTNERS L.P.

                                   AS LENDER,

                                      and

                        THE GUARANTORS SIGNATORY HERETO,
                         each as DEBTOR-IN-POSSESSION,

                                 AS GUARANTORS



                                  -----------
                                  $25,000,000
                                  -----------





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
                               TABLE OF CONTENTS

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ARTICLE I        DEFINITIONS; CONSTRUCTION  . . . . . . . . . . . . . . . .   1
                 1.01.  Certain Definitions . . . . . . . . . . . . . . . .   1
                 1.02.  Construction  . . . . . . . . . . . . . . . . . . .  13
                 1.03.  Accounting Principles . . . . . . . . . . . . . . .  13

ARTICLE II       THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.01.  Revolving Credit Loans  . . . . . . . . . . . . . .  14
                        (a)     The Commitment  . . . . . . . . . . . . . .  14
                        (b)     Revolving Credit  . . . . . . . . . . . . .  14
                 2.02.  Note  . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.03.  Making of Loans . . . . . . . . . . . . . . . . . .  15
                 2.04.  Mandatory Prepayment; Optional Prepayment . . . . .  15
                        (a)     Mandatory Prepayment  . . . . . . . . . . .  15
                        (b)     Optional Prepayment . . . . . . . . . . . .  16
                 2.05.  Interest Rate . . . . . . . . . . . . . . . . . . .  16
                 2.06.  Interest Payment Dates  . . . . . . . . . . . . . .  16
                 2.07.  Amortization  . . . . . . . . . . . . . . . . . . .  17
                 2.08.  Payments  . . . . . . . . . . . . . . . . . . . . .  17
                        (a)     Time, Place and Manner  . . . . . . . . . .  17
                        (b)     Facility Fee  . . . . . . . . . . . . . . .  17
                        (c)     Letter of Credit Fees . . . . . . . . . . .  18
                        (d)     Administration Fee  . . . . . . . . . . . .  18
                        (e)     Anniversary Fee . . . . . . . . . . . . . .  18
                        (f)     Audit and Collateral Monitoring Fees  . . .  18
                        (g)     Fees  . . . . . . . . . . . . . . . . . . .  18
                 2.09.  Use of Proceeds . . . . . . . . . . . . . . . . . .  18
                 2.10.  Increased Costs and Reduced Return  . . . . . . . .  19

ARTICLE III      LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . .  20
                 3.01.  Letters of Credit . . . . . . . . . . . . . . . . .  20
                        (a)     General . . . . . . . . . . . . . . . . . .  20
                        (b)     Request for Issuance  . . . . . . . . . . .  23

ARTICLE IV       SECURITY; ADMINISTRATIVE PRIORITY  . . . . . . . . . . . .  24
                 4.01.  Grant of Lien and Security Interest . . . . . . . .  24
                 4.02.  Administrative Priority . . . . . . . . . . . . . .  24
                 4.03.  Grants, Rights and Remedies Cumulative  . . . . . .  25
                 4.04.  No Filings Required . . . . . . . . . . . . . . . .  25
                 4.05.  Survival  . . . . . . . . . . . . . . . . . . . . .  25

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ARTICLE V        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .  26
                 5.01.  Organization and Qualification  . . . . . . . . . .  26
                 5.02.  Authority and Authorization . . . . . . . . . . . .  26
                 5.03.  Execution and Binding Effect  . . . . . . . . . . .  27
                 5.04.  Authorizations and Filings  . . . . . . . . . . . .  27
                 5.05.  Absence of Conflicts  . . . . . . . . . . . . . . .  27
                 5.06.  Financial Statements  . . . . . . . . . . . . . . .  27
                        (a)     Historical Statements . . . . . . . . . . .  27
                        (b)     Projections . . . . . . . . . . . . . . . .  28
                 5.07.  No Event of Default . . . . . . . . . . . . . . . .  28
                 5.08.  Litigation  . . . . . . . . . . . . . . . . . . . .  28
                 5.09.  ERISA . . . . . . . . . . . . . . . . . . . . . . .  28
                 5.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . .  29
                 5.11.  Financial Accounting Practices, etc.  . . . . . . .  29
                 5.12.  Power To Carry On Business  . . . . . . . . . . . .  29
                 5.13.  No Material Adverse Change  . . . . . . . . . . . .  29
                 5.14.  Existing Liens; Capitalized Leases  . . . . . . . .  29
                 5.15.  Compliance with Laws  . . . . . . . . . . . . . . .  30
                 5.16.  Subsidiaries  . . . . . . . . . . . . . . . . . . .  30
                 5.17.  Accurate and Complete Disclosure  . . . . . . . . .  30
                 5.18.  Insurance . . . . . . . . . . . . . . . . . . . . .  30
                 5.19.  Environmental Matters . . . . . . . . . . . . . . .  30
                 5.20.  Administrative Priority; Lien Priority  . . . . . .  31
                 5.21.  Bankruptcy Court Order  . . . . . . . . . . . . . .  31
                 5.22.  Real Property . . . . . . . . . . . . . . . . . . .  31
                 5.23.  Location of Bank Accounts . . . . . . . . . . . . .  32
                 5.24.  Use of Proceeds . . . . . . . . . . . . . . . . . .  32
                 5.25.  Intellectual Property . . . . . . . . . . . . . . .  32
                 5.26.  Franchises  . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VI       CONDITIONS OF CREDIT EXTENSIONS  . . . . . . . . . . . . .  33
                 6.01.  Conditions Precedent to Initial Credit Extension  .  33
                 6.02.  Conditions Precedent to Each Credit Extension . . .  34

ARTICLE VII      AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . .  36
                 7.01.  Reporting and Information Requirements  . . . . . .  36
                        (a)     Annual Reports  . . . . . . . . . . . . . .  36
                        (b)     Quarterly Reports . . . . . . . . . . . . .  37
                        (c)     Monthly Reports . . . . . . . . . . . . . .  37

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                        (d)     Certain Reports . . . . . . . . . . . . . .  38
                        (e)     Pleadings, Etc. . . . . . . . . . . . . . .  38
                        (f)     Reports to Committees . . . . . . . . . . .  38
                        (g)     Other Reports and Information . . . . . . .  38
                        (h)     Further Information . . . . . . . . . . . .  38
                        (i)     Projections . . . . . . . . . . . . . . . .  38
                        (j)     Notice of Event of Default  . . . . . . . .  39
                        (k)     Notice of Material Adverse Change . . . . .  39
                        (l)     Visitation and Verification . . . . . . . .  39
                 7.02.  Preservation of Existence and Franchises  . . . . .  39
                 7.03.  Insurance . . . . . . . . . . . . . . . . . . . . .  39
                 7.04.  Maintenance of Properties . . . . . . . . . . . . .  39
                 7.05.  Financial Accounting Practices, etc . . . . . . . .  40
                 7.06.  Compliance with Laws  . . . . . . . . . . . . . . .  40
                 7.07.  Further Assurances  . . . . . . . . . . . . . . . .  40
                 7.08.  Cash Management System  . . . . . . . . . . . . . .  40
                 7.09.  Taxes . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VIII     NEGATIVE COVENANTS
                 8.01.  Final Bankruptcy Court Order: Administrative
                        Priority; Lien Priority; Payment of Claims  . . . .  42
                 8.02.  Liens . . . . . . . . . . . . . . . . . . . . . . .  42
                 8.03.  Indebtedness  . . . . . . . . . . . . . . . . . . .  44
                 8.04.  Guarantees and Contingent Liabilities . . . . . . .  44
                 8.05.  Loans, Advances and Investments . . . . . . . . . .  45
                 8.06.  Dividends and Related Distributions . . . . . . . .  45
                 8.07.  Merger, etc . . . . . . . . . . . . . . . . . . . .  45
                 8.08.  Dispositions of Assets  . . . . . . . . . . . . . .  46
                 8.09.  Affiliates  . . . . . . . . . . . . . . . . . . . .  46
                 8.10.  Continuation of or Change In Business . . . . . . .  46
                 8.11.  Payments  . . . . . . . . . . . . . . . . . . . . .  47
                 8.12.  Capital Expenditures  . . . . . . . . . . . . . . .  47
                 8.13.  Lease Obligations . . . . . . . . . . . . . . . . .  47
                 8.14.  EBITDAR . . . . . . . . . . . . . . . . . . . . . .  47
                 8.15.  Gross Revenue . . . . . . . . . . . . . . . . . . .  48
                 8.16.  Fiscal Year . . . . . . . . . . . . . . . . . . . .  49

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ARTICLE IX       DEFAULTS
                 9.01.  Events of Default . . . . . . . . . . . . . . . . .  49
                 9.02.  Consequences of an Event of Default . . . . . . . .  51
                 9.03.  Certain Remedies  . . . . . . . . . . . . . . . . .  52

ARTICLE X        MISCELLANEOUS
                 10.01.  Holidays . . . . . . . . . . . . . . . . . . . . .  52
                 10.02.  Records  . . . . . . . . . . . . . . . . . . . . .  52
                 10.03.  Amendments and Waivers . . . . . . . . . . . . . .  52
                 10.04.  No Implied Waiver; Cumulative Remedies . . . . . .  52
                 10.05.  Notices  . . . . . . . . . . . . . . . . . . . . .  53
                 10.06.  Expenses; Taxes; Attorneys' Fees;
                         Indemnification  . . . . . . . . . . . . . . . . .  54
                 10.07.  Application  . . . . . . . . . . . . . . . . . . .  55
                 10.08.  Severability . . . . . . . . . . . . . . . . . . .  55
                 10.09.  Governing Law  . . . . . . . . . . . . . . . . . .  55
                 10.10.  Prior Understandings . . . . . . . . . . . . . . .  56
                 10.11.  Duration; Survival . . . . . . . . . . . . . . . .  56
                 10.12.  Counterparts . . . . . . . . . . . . . . . . . . .  56
                 10.13.  Successors and Assigns; Participations . . . . . .  56
                 10.14.  The Lender as Party in Interest  . . . . . . . . .  56
                 10.15.  Confidentiality  . . . . . . . . . . . . . . . . .  57
                 10.16.  Releases of Collateral . . . . . . . . . . . . . .  58
                 10.17.  Waiver of Jury Trial . . . . . . . . . . . . . . .  58

ARTICLE XI       GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 11.01.  Guaranty . . . . . . . . . . . . . . . . . . . . .  59
                 11.02.  Waiver . . . . . . . . . . . . . . . . . . . . . .  59
                 11.03.  Subordination  . . . . . . . . . . . . . . . . . .  61
                 11.04.  Covenants  . . . . . . . . . . . . . . . . . . . .  61
                 11.05.  Costs of Collection  . . . . . . . . . . . . . . .  61
                 11.06.  Claims . . . . . . . . . . . . . . . . . . . . . .  61

Exhibit A - Form of Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Letter of Credit Application
Exhibit D - Form of Pledge and Security Agreement
Exhibit E - Form of Security Agreement
Exhibit F - Form of Bankruptcy Court Order
Exhibit G-1 - Form of Opinion of General Counsel

Exhibit G-2 - Form of Opinion of Shearman & Sterling
Exhibit H - Form of Depositary Bank Notice Letter
Exhibit I - Form of Release Certificate
Exhibit J - Form of Cash Concentration Account Agreement

Schedule 5.01 - Jurisdiction of Qualification
Schedule 5.08 - Litigation
Schedule 5.16 - Subsidiaries
Schedule 5.18 - Insurance
Schedule 5.22 - Real Property
Schedule 5.23 - Bank Accounts
Schedule 5.25 - Licenses
Schedule 5.26 - Franchise Agreements
Schedule 8.02 - Liens
Schedule 8.03 - Indebtedness
Schedule 8.04 - Guarantees

                           REVOLVING CREDIT AGREEMENT

                 THIS CREDIT AGREEMENT, made as of October 2,1996, among DISCOVERY ZONE, INC., a Delaware Corporation, as debtor and debtor-in-possession (the "Borrower"), the Guarantors signatory hereto, each as debtor and debtor-in-possession (each a "Guarantor" and collectively the "Guarantors"), and PERRY PARTNERS L.P. (the "Lender").


                                   BACKGROUND

                 The Borrower and the Guarantors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code on March 25, 1996. The Borrower and the Guarantors have requested the Lender to provide the Borrower with a $25,000,000 revolving credit facility, including a $7,000,000 subfacility for the issuance of letters of credit, and, subject to the terms and conditions set forth herein, the Lender has agreed to provide such facility.

                 In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

                 1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                 "Accounts Receivable" shall mean all rights of an Obligor to payment for goods sold or services rendered, including accounts, contract rights, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

                 "Affiliate" of a Person shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agreed Administrative Expense Priorities" shall mean that administrative expenses with respect to the Obligors and, with respect to clause (ii) of clause first, any official committee appointed by the Bankruptcy Court, shall have the following order of priority:

                 first, (i) amounts payable pursuant to 28 U.S.C. Section 1930(a)(6), (ii) allowed fees and expenses of professionals retained in the Chapter 11 Cases pursuant to Section Section 327 and 1103 of the Bankruptcy Code, (iii) sales taxes collected by the Obligors that constitute trust funds under Section 111.016 of the Texas Tax Code, and (iv) allowed expenses of members of the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases; provided, however, that the amount entitled to priority under subclauses (i),
         (ii) and (iv) of this clause first ("Priority Expenses") shall not exceed $1,500,000 outstanding in the aggregate at any time (inclusive of any holdbacks required by the Bankruptcy Court) (the "Priority Expense Cap"); provided, however, that after the occurrence and during the continuance of an Event of Default any payments actually made to professionals under Section Section 330 and 331 of the Bankruptcy
         Code shall reduce the Priority Expense Cap;

                 second, all Obligations; and

                 third, all other allowed administrative expenses.

                 "Agreement" shall mean this Revolving Credit Agreement as amended, modified, supplemented or restated from time to time.

                 "Avoidance Action Proceeds" shall mean recoveries received by any of the Obligors from claims arising under Sections 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code.

                 "Bank" shall mean Citibank, N.A., its successors or any other bank designated by the Lender to the Borrower from time to time that is reasonably acceptable to the Borrower.

                 "Bankruptcy Code" shall mean Title 11, United States Code, 11 U.S.C. Section Section 101 et seq., as amended.

                 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or such other court having original jurisdiction over the Chapter 11 Cases.

                 "Benefit Plan" shall mean a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Obligor, or any ERISA Affiliate is or within the immediately preceding six
(6) years was an "employer" as defined in Section 3(5) of ERISA.

                 "Borrower" shall have the meaning given that term in the introductory paragraph to this Agreement.

                 "Borrower's Account" shall have the meaning given that term in
Section 2.08(a) hereof.

                 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York.

                 "Capital Expenditures" shall mean, for any period on a consolidated basis for the Obligors the sum, without duplication, of (i) the aggregate amount of all expenditures, except interest capitalized during construction, during such period which, in accordance with GAAP, are required to be included in property, plant or equipment or similar fixed asset account plus (ii) the entire principal amount of any debt obligations (including obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded) assumed in connection with any such expenditures.

                 "Capital Guideline" means any law rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful), (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by the Letter of Credit Issuer or the manner in which the Letter of Credit Issuer allocates capital to any of its contingent liabilities (including letter of credit), advances, acceptances, commitments, assets or liabilities.

                 "Capitalized Lease" shall mean at any time any lease which is required under GAAP to be capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                 "Carve-Out Expenses" shall mean those amounts, fees, expenses and claims set forth in clause "first" of the definition of the term "Agreed Administrative Expense Priorities."

                 "Cash Collateral Account" shall mean the deposit account maintained at the Bank, or such other bank as the Lender may select, which deposit account shall be under the sole dominion and control of the Lender.

                 "Cash Concentration Account" shall mean the deposit account, maintained by the Borrower at the Cash Concentration Account Bank and listed on
Schedule 5.23 hereto, which deposit account shall be under the sole dominion and control of the Lender.

                 "Cash Concentration Account Agreement" shall mean the agreement, substantially in the form of Exhibit J hereto, among the Lender, the Borrower and the Cash Concentration Account Bank.

                 "Cash Concentration Account Bank" shall mean Harris Bank or such other bank as the Borrower may select with the written approval of the Lender.

                 "Chapter 11 Cases" shall mean each of the Obligors' reorganization cases under chapter 11 of the Bankruptcy Code, pending in the Bankruptcy Court.

                 "Closing Date" shall mean the first date on which each of the conditions set forth in Section 6.01 shall have been satisfied.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                 "Collateral" shall have the meaning given that term in Section
4.01 hereof.

                 "Contaminant" means any waste, pollutant, hazardous substance, toxic substance or hazardous waste, including any such substance regulated under any Environmental Law.

                 "Credit Extension" shall mean (a) the making of any Loan by the Lender or (b) the issuance, or extension of the expiration date of, any Letter of Credit which the Lender assists the Borrower in opening or establishing.

                 "Cumulative EBITDAR" shall mean, for any fiscal quarter of the Obligors after July 1, 1996, the aggregate EBITDAR for the period beginning on such date and ending at the end of such fiscal quarter.

                 "Cumulative Gross Revenue" shall mean, for any fiscal quarter of the Obligors after July 1, 1996, the aggregate Gross Revenue for the period beginning on such date and ending at the end of such fiscal quarter.

                 "Current Commitment" shall have the meaning assigned to that term in Section 2.01 hereof

                 "Depository Accounts" shall mean the lock-box or blocked depository accounts maintained by the Borrower for the collection of the cash of the Borrower.

                 "Depository Bank" shall mean each financial institution at which a Depository Account is maintained.

                 "Designated Borrowing Officer" shall mean John Chapman, chief financial officer, any successor chief financial officer of the Borrower or Donna Moore, chief executive officer, or any successor chief executive officer.

                 "Designated Financial Officer" of a Person shall mean the individual designated from time to time by the Board of Directors or governing body performing like functions of such Person to be the chief financial officer or Treasurer of such Person (and individuals designated from time to time by the Board of Directors or governing body performing like functions of such Person to act in lieu of the chief financial officer or the Treasurer).

                 "Disbursement Account" shall mean the deposit account in the name of the Borrower maintained at a bank in the United States designated by the Borrower to the Lender from time to time into which there shall be deposited proceeds of Loans and funds disbursed to the Borrower by the Lender.

                 "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                 "EBITDAR" shall mean, for any period, the consolidated net income (or net loss) of the Obligors for such period as determined in accordance with GAAP, plus (i) the sum of, without duplication, the following for the Obligors, (A) depreciation expense, (B) amortization expense net of negative goodwill amortization, (C) the excess, if any, of gross interest expense for such period over gross interest income for such period, in each case determined in accordance with GAAP, (D) total income tax expense, (E) restructuring expenses and (F) non-cash losses (provided that any such losses do not at any time result in a cash outlay by any Obligor), which include the cumulative effect on earnings from the adoption of GAAP pronouncements, less
(ii) extraordinary gains for the Obligors.

                 "Entry Date" shall mean the date the Interim Bankruptcy Court Order or, if no Interim Bankruptcy Court Order is obtained, the Final Bankruptcy Court Order is entered.

                 "Environmental Law" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); and their state and local counterparts or equivalents.

                 "Environmental Liabilities and Costs" means, as to any Person, all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, and which relate to any environmental condition or a Release.

                 "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.
References to sections of ERISA shall be construed also to refer to any successor sections.

                 "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                 "Event of Default" shall mean any of the Events of Default described in Section 9.01 hereof.

                 "Existing Credit Agreement" shall mean the Credit Agreement dated as of April 30, 1996, as amended, by and among the Borrower, the Guarantors and the Existing Lender.

                 "Existing Lender" shall mean Madeline, LLC.

                 "Existing Loan Documents" shall mean the Existing Credit Agreement and the Related Documents (as defined in the Existing Credit Agreement).

                 "Filing Date" shall mean March 25, 1996.

                 "Final Bankruptcy Court Order" shall mean the order of the Bankruptcy Court finally approving the Credit Extensions made and to be made to the Borrower in accordance with this Agreement in form and substance satisfactory to the Lender, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender and the Borrower.

                 "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States at the Relevant Date.

                 "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Gross Revenue" shall mean, for any period, the revenue received by the Obligors, including Accounts Receivable, from the operation of their businesses for such period, as determined in accordance with GAAP.

                 "Guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                 "Guarantors" shall have the meaning given that term in the introductory paragraph this Agreement and shall include any other Person which from time to time guarantees all or any part of the Obligations.

                 "Indebtedness" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than property including Inventory and services purchased in the ordinary course of business); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien, claim or encumbrance, upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly Guaranteed by such Person; and (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property.

                 "Indemnified Parties" shall have the meaning given that term in Section 10.06 hereof.

                 "Interim Bankruptcy Court Order" shall mean the order of the Bankruptcy Court, if any, approving the Credit Extensions in accordance with this Agreement on an interim basis, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender and the Borrower.

                 "Inventory" means all goods and merchandise of the Borrower including, but not limited to, all materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property the sale or other disposition of which would give rise to Accounts Receivable.

                 "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                 "Lender" shall have the meaning given that term in the introductory paragraph to this Agreement.

                 "Lender Account" shall mean an account in the name of the Lender designated to the Borrower from time to time into which the Borrower shall make all payments to the Lender under this Agreement.

                 "Letter of Credit Application" shall have the meaning given to that term in Section 3.01 hereof.

                 "Letter of Credit" shall have the meaning given to that term in Section 3.01.

                 "Letter of Credit Exposure" at any time shall mean the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of Credit are then outstanding) and (b) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit.

                 "Letter of Credit Fees" shall mean all fees payable pursuant to Section 2.08(c).

                 "Letter of Credit Guaranty" shall mean the guaranty delivered by the Lender to the Letter of Credit Issuer of the Borrower's Reimbursement Obligations under a reimbursement agreement, Letter of Credit Application or other like document.

                 "Letter of Credit Issuer" shall mean the issuer of a Letter of Credit, which issuer shall be mutually acceptable to the Lender and the Borrower.

                 "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                 "Loan" or "Loans" shall mean any and all loan or loans made by the Lender to the Borrower under this Agreement.

                 "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations or condition (financial or otherwise) of the Obligors, taken as a whole, (ii) the ability of the Obligors, taken as a whole, to perform their obligations hereunder or under the Note and any other Related Document or (iii) the legality, validity or enforceability of this Agreement or any Related Document, determined in the reasonable discretion of the Lender.

                 "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower or any ERISA Affiliate.

                 "Net Sale Proceeds" shall mean proceeds (including any notes received as consideration and any other non-cash considerations) received by the Obligors from the sale, lease, assignment or other disposition outside of the ordinary course of business of any asset or property of any such Person, net of the costs and expenses of sale, lease, assignment or other disposition, taxes paid or payable as a result thereof and amounts applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or property disposed of.

                 "Note" shall mean the promissory note of the Borrower, substantially in the form attached hereto as Exhibit A, executed and delivered under this Agreement, as modified or restated from time to time, and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

                 "Notice of Borrowing" shall have the meaning given to that term in Section 2.03.

                 "Obligations" shall mean all indebtedness, obligations and liabilities of the Obligors to the Lender incurred under or related to this Agreement, the Note or any other Related Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including without limitation all indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever, including amounts due under Section 10.06 hereof and similar agreements contained in the other Related Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Note, the Letters of Credit or any other Related Document, including but not limited to the principal amount of Loans outstanding, together with interest thereon, the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Related Document. Without limitation, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure whether or not such Loans were made or any Letters of Credit to which such Letter of Credit Exposure relates were issued in compliance with the terms and conditions hereof or in excess of the Lender's obligation to lend and arrange for the issuance of Letters of Credit hereunder. If and to the extent any amounts in any account (including the Lender Account, the Depository Account, the Cash Concentration Account or the Cash Collateral Account or otherwise) constituting Collateral are applied to Obligations hereunder, and the Lender is subsequently obligated to return or repay any such amounts to any Person for any reason, the amount so returned or repaid shall be deemed a Loan hereunder and shall constitute an Obligation.

                 "Obligors" shall mean the Guarantors and the Borrower.

                 "Office" when used in connection with the Lender shall mean its office located at 599 Lexington Avenue, 36th Floor, New York, NY 10022,
Attention: Gary Claar or at such other office or offices of the Lender as may be designated in writing from time to time by the Lender to the Borrower and when used in connection with the Bank or the Letter of Credit Issuer shall mean the office of such entity designated in writing from time to time by the Lender to the Borrower.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 "Permitted Disposition" shall have the meaning given that term in Section 10.16 hereof.

                 "Permitted Indebtedness" shall have the meaning given that term in Section 8.03 hereof.

                 "Permitted Liens" shall have the meaning given that term in
Section 8.02 hereof.

                 "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

                 "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

                 "Pledge Agreement" shall mean the Pledge and Security Agreement, dated as of the date hereof, made by the Obligors, in favor of the Lender, in the form of Exhibit D hereto, as modified, amended or supplemented from time to time.

                 "Potential Default" shall mean any event or condition which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

                 "Prime Rate" shall have the meaning given that term in Section
2.05 hereof.

                 "Priority Expenses" shall mean those expenses entitled to a priority as set forth in the clause "first" of the definition of the term "Agreed Administrative Expense Priorities".

                 "Projections" shall have the meaning given that term in
Section 5.06(b) hereof.

                 "Regular Rate" shall have the meaning given that term in
Section 2.05 hereof.

                 "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Lender for amounts payable by the Lender under a Letter of Credit Guaranty in respect of any drawings made under any Letter of Credit issued by the Letter of Credit Issuer, together with interest thereon.

                 "Related Documents" or "Loan Documents" means this Agreement, the Note, the Security Agreement, the Pledge Agreement, the Letters of Credit, each Letter of Credit Application, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order, the other documents, instruments and agreements referred to in Section 6.01 hereof, and all other instruments, agreements and documents now existing or hereafter entered into or in effect by the Borrower or any other Person from time to time creating, evidencing, directly or indirectly guaranteeing, or granting the Lender a Lien to secure, any obligations under or in connection with this Agreement, the Note, the Security Agreement, the Pledge Agreement, the Letters of Credit, each Letter of Credit Application, the Interim Bankruptcy Order, the Final Bankruptcy Court Order, or any other Related Document, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

                 "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration by such Person of a Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person or any of its Subsidiaries, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

                 "Release Certificate" shall have the meaning given that term in Section 10.16 hereof.

                 "Relevant Date" shall mean the time a relevant computation or determination is to be made or the date of relevant financial statements.

                 "Remedial Action" means all actions required by a Governmental Authority to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent a Release or condition that is reasonably likely to result in a Release or minimize further release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform preremedial studies and investigations and post-remedial monitoring and care, unless such action shall have been stayed or enjoined by a court of competent jurisdiction.

                 "Reportable Event" shall mean any of the events described in Sections 4043(b) of ERISA (other than events for which the notice requirements have been waived).

                 "Revolving Credit Commitment" shall mean the commitment of the Lender to make Loans to the Borrower pursuant to Section 2.01(a) hereof (i) during the period when the Interim Bankruptcy Court Order is in effect, in an aggregate principal amount not to exceed $20,000,000, and (ii) during the period when the Final Bankruptcy Court Order is in effect in an aggregate principal amount not to exceed $25,000,000, as such amount may be permanently reduced pursuant to the terms of this Agreement.

                 "Security Agreement" shall mean the Security Agreement executed and delivered by the Obligors to the Lender substantially in the form attached hereto as Exhibit E, as modified, amended or supplemented from time to time.

                 "Stated Amount" of a Letter of Credit shall mean the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                 "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of 50% or more of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                 "Termination Date" shall have the meaning given that term in
Section 2.01(a) hereof.

                 "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; or (v) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                 "Undrawn Letter of Credit Availability" with respect to a Letter of Credit at any time shall mean the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                 "Unreimbursed Draws" with respect to a Letter of Credit at any time shall mean the aggregate amount at such time of all payments made by a Letter of Credit Issuer or payments made by the Lender under a Letter of Credit Guaranty in respect of such payments under such Letter of Credit, to the extent not repaid by the Borrower.

                 1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                 1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


                                   ARTICLE II

                                  THE CREDITS

                 2.01.  Revolving Credit Loans.

                 (a) The Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth and subject to the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, the Lender agrees to make loans to the Borrower at any time and from time to time on or after the date hereof and to, but not including, the Termination Date (as defined below), in an aggregate principal amount not exceeding at any one time outstanding the Lender's Current Commitment at such time. The Lender's "Current Commitment" at any time shall be equal to the Revolving Credit Commitment, as such amount may have been reduced under Section 2.04(a) hereof at such time. The Lender shall have no obligation to make Loans hereunder or arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit

Exposure at such time, would cause the amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. The "Termination Date" means the date on which the Revolving Credit Commitment expires, which shall be the earliest of (i) the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a plan of reorganization in the Obligors' Chapter 11 Cases that has been confirmed by an order of the Bankruptcy Court, (ii) October 28, 1996, if the Final Bankruptcy Court Order shall not have been entered on or before such date, and
(iii) May 2, 1998.

                 (b) Revolving Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

                 2.02. Note. The obligation of the Borrower to repay the unpaid principal amount of the Loans made to it by the Lender and to pay interest thereon shall be evidenced in part by the Note dated the date of the Entry Date with the blanks appropriately filled in. The executed Note shall be delivered by the Borrower to the Lender on the Entry Date.

                 2.03.    Making of Loans.

                 (a) The Borrower shall be entitled to request a Loan not more frequently than once per calendar week. Whenever the Borrower desires that the Lender make a Loan, the Borrower shall provide written notice to the Lender (i) not later than 12:00 noon (New York City time) on the Business Day (which must be a Monday or, if any Monday is not a Business Day, the next succeeding Business Day) immediately prior to the date of the proposed borrowing, setting forth: (A) the principal amount of the proposed borrowing, and (B) the proposed borrowing date, which must be a Business Day. Such notice shall be given by a writing in substantially the form of Exhibit B hereto containing the original or facsimile signature of a Designated Borrowing Officer (a "Notice of Borrowing"). On the date specified in such notice, the Lender shall, subject to the terms and conditions of this Agreement, make such amount available to the Borrower on the date specified in such notice in funds immediately available, by depositing such proceeds in the Disbursement Account.

                 (b) The Lender shall be entitled to rely conclusively on the Designated Borrowing Officer's authority to request a Loan on behalf of the Borrower until the Lender receives written notice to the contrary. The Lender shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing.

                 (c) Any notice of borrowing pursuant to this Section 2.03 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.

                 2.04.    Mandatory Prepayment; Optional Prepayment.

                 (a) Mandatory Prepayment. (i) Exceeding Current Commitment. If at any time the Current Commitment is less than the aggregate unpaid principal amount of the Loans then outstanding, plus the Letter of Credit Exposure at such time, the Borrower shall immediately prepay the Loans in an amount of not less than the amount of such difference or, if the Loans then outstanding are less than the amount of such difference, provide cash collateral to the Lender in an amount equal to 105% of such excess, which cash collateral shall be deposited and held in the Cash Collateral Account until such time as such excess no longer exists. The Borrower may reduce the Revolving Credit Commitment by providing two Business Days' written notice to the Lender of such reduction (which notice shall be irrevocable). The Revolving Credit Commitment shall also be reduced by the aggregate amount of any and all prepayments required by Section 2.04(a)(ii) hereof in excess of $3,000,000. Reductions in the Revolving Credit Commitment shall be irrevocable and may not be reinstated. Concurrently with any notice of reduction of the Revolving Credit Commitment, the Borrower shall give notice to the Lender of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Credit Commitment.

                 (ii) Disposition of Assets, etc. Without limiting any other provision of this Agreement or any other Related Document permitting or requiring prepayment of the Loans in whole or part, the Borrower shall prepay the Loans in whole or part without premium or penalty, in an amount equal to 100% of the Net Sale Proceeds constituting cash received by any Obligor from any sale, lease, transfer or other disposition of any asset outside of the ordinary course of the business of the Obligors and the proceeds of any claim made under any insurance policy covering any assets of the Obligors. Any prepayment required under this clause (ii) shall be made on the first Business Day after the consummation of such transfer, sale, disposition, settlement, issuance or other event triggering a prepayment.

                 (iii) Failure to Obtain Final Bankruptcy Court Order. Without limiting any other provision of this Agreement or any other Related Document permitting or requiring prepayment of the Loans in whole or part, the Borrower shall prepay the Loans in whole without premium or penalty on October 28, 1996, in the event the Final Bankruptcy Court Order shall not have been entered on or before such date, and shall provide cash collateral to the Lender in an amount equal to 105% of the stated amount of all outstanding Letters of Credit to be held in the Cash Collateral Account.

                 (iv) Other Mandatory Prepayments. The Lender shall on each Business Day, apply all funds deposited in the Lender Account to the payment, in whole or in part, of the Obligations outstanding.

                 (b) Optional Prepayment. The Borrower may without penalty or premium at any time or from time to time prepay, in whole or in part, any or all Loans then outstanding.

                 2.05. Interest Rate. Each Loan shall bear interest on the principal amount thereof from time to time outstanding for each day until paid at a rate per annum for each day equal to the Regular Rate for such day. "Regular Rate" for any day shall mean the Prime Rate for such day plus 3.50%. "Prime Rate", as used herein, shall mean the interest rate per annum publicly announced from time to time by Chase Manhattan Bank in New York, New York or its successors as its Prime Rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate. The Prime Rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank to its borrowers.

                 2.06. Interest Payment Dates. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable monthly in arrears on the first Business Day of each month, commencing October 1, 1996. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand.

                 2.07. Amortization. To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Termination Date.

                 2.08.  Payments.

                 (a) Time, Place and Manner. Except as otherwise provided in Section 2.04(b) hereof, all payments and prepayments to be made in respect of principal, interest, commitment fee, facility fee or other amounts due from the Borrower hereunder, under the Note or any other Related Document shall be payable at or before 12:00 Noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Lender at the Lender Account in Dollars in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. The Lender shall maintain a separate loan account (the "Borrower's Account") on its books in the name of the Borrower in which the Borrower will be charged with Loans made by the Lender to it hereunder and with any other Obligations. The Borrower hereby authorizes the Lender to, and the Lender may, from time to time charge the Borrower's Account with any interest, fees or expenses that are due and payable under this Agreement or any Related Document. The Borrower confirms that any charges which the Lender may so make to the Borrower's Account as herein provided will be made as an accommodation to the Borrower and solely at the Lender's discretion and shall constitute a Loan to the Borrower. The Borrower's Account will be credited upon receipt of "good funds" in the Lender Account with all amounts actually received by the Lender from the Borrower or others for the Borrower's Account. The Lender shall use reasonable efforts to provide the Borrower with copies or other evidence of all charges to the Borrower's Account promptly, provided that the failure to provide such copies or such other evidence to the Borrower shall not relieve the Borrower of any of its obligations under this Agreement. It is expressly understood and agreed by the Borrower that the Lender shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of any Loans made to the Borrower or of any Loans, interest, fees, costs or expenses for which the Borrower is obligated under this Agreement. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day in which it is made, one day's interest shall be paid on such Loan.

                 (b) Facility Fee. The Borrower shall pay to the Lender, a facility fee of $160,000, payable on the Closing Date.

                 (c) Letter of Credit Fees. The Borrower shall pay to the Lender a fee for each Letter of Credit issued hereunder, such fee to be equal to 2% per annum of the initial Stated Amount of such Letter of Credit. This fee shall be payable in advance on or prior to the issuance of each such Letter of Credit. The Borrower shall also pay the normal and customary letter of credit fees and charges of the Letter of Credit Issuer for the administration, issuance and processing of any Letters of Credit issued by such Letter of Credit Issuer.

                 (d) Administration Fee. The Borrower shall pay to the Lender an annual Administration Fee of $220,000 payable in quarterly arrears, in four equal installments of $55,000, payable at the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ended September 30, 1996, subject to the occurrence of the Entry Date.

                 (e) Anniversary Fee. The Borrower shall pay to the Lender a fee payable on May 2, 1997, in an amount equal to 2% of the Revolving Credit Commitment on such date.

                 (f) Audit and Collateral Monitoring Fees. The Borrower acknowledges that the Lender may upon reasonable notice to the Borrower conduct audits and/or field examinations of the Borrower and the Guarantors at any reasonable time and from time to time in a manner so as to not unduly disrupt the business of the Borrower or Guarantors, provided that such notice shall not be required if an Event of Default has occurred and is continuing. The Borrower agrees to pay, for the account of the Lender, $1,000 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits and examinations.

                 (g) Exit Fee. The Borrower shall pay to the Lender a deferred facility fee of $300,000 (the "Exit Fee") with respect to the Loans upon the earlier to occur of (i) the Termination Date and (ii) the date upon which the Loans and all related Obligations are required to be, or actually paid in full, whether by pre-payment or otherwise. The Exit Fee is in consideration for the making of the Loans, and the Borrower agrees that the Lender has earned the Exit Fee payable to the Lender upon the initial making of the Loans. It is understood and agreed that the Borrower's Obligation with respect to the Exit Fee is guaranteed by the Guarantors pursuant to the Guarantees and are secured by the Collateral covered by the Related Documents.

                 (h) Fees. All fees required to be paid pursuant to any Related Document shall be paid as required therein. All fees under this Agreement or the other Related Documents are non-refundable under all circumstances,

                 2.09. Use of Proceeds. The Borrower hereby covenants, represents and warrants that the proceeds of the Loans made to them will be used solely (i) to repay all amounts outstanding under the Existing Loan Documents and (ii) to fund working capital in the ordinary course of the Obligors' businesses and for other general corporate purposes of the Obligors (including, without limitation, payments of fees and expenses to professionals under Section Section 330 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Obligors). The Borrower may disburse the proceeds as Loans to any Obligor; provided, however, that the Borrower may not disburse the proceeds of any Loan to any Subsidiary or Affiliate unless such Subsidiary or Affiliate is (i) a debtor and debtor-in-possession in a Chapter 11 Case, and (ii) is a Guarantor under this Agreement.

                 2.10.    Increased Costs and Reduced Return.

                 (a) If the Letter of Credit Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by the Letter of Credit Issuer or any Person controlling the Letter of Credit Issuer with any directive of or guideline from any central bank or other Governmental Authority or the introduction of or change in any accounting principles applicable to the Letter of Credit Issuer or any Person controlling the Letter of Credit Issuer (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to the Letter of Credit Issuer or any Person controlling the Letter of Credit Issuer of any amounts payable hereunder or under any Letter of Credit Guaranty (except for taxes on the overall net income of the Letter of Credit Issuer or any Person controlling the Letter of Credit Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, the Letter of Credit Issuer or any Person controlling the Letter of Credit Issuer, or (iii) impose on the Letter of Credit Issuer or any Person controlling the Letter of Credit Issuer any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to the Letter of Credit Issuer of issuing or guaranteeing any Letter of Credit, or agreeing to issue or guaranty any Letter of Credit, or to reduce any amount received or receivable by the Letter of Credit Issuer or the Lender hereunder or under any Letter of Credit
Guaranty, then, upon demand by the Letter of Credit Issuer or the Lender, the Borrower shall pay to the Letter of Credit Issuer or the Lender such additional amounts as will compensate the Letter of Credit Issuer or the Lender for such increased costs or reductions in amount.

                 (b) If the Letter of Credit Issuer shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Person controlling such Letter of Credit Issuer with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by the Letter of Credit Issuer or any Person controlling the Letter of Credit Issuer and the Letter of Credit Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Letters of Credit issued or any guaranty with respect thereto, or the Letter of Credit Issuer's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on the Letter of Credit Issuer's or any such other controlling Person's capital to a level below that which the Letter of Credit Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Letters of Credit issued, or any guaranty with respect thereto or any agreement to issue Letters of Credit or the Letter of Credit Issuer's other obligations hereunder (in each case, taking into consideration the Letter of Credit Issuer's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by the Letter of Credit Issuer or the Lender, the Borrower shall pay to the Letter of Credit Issuer or the Lender from time to time such additional amounts as will compensate the Letter of Credit Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on the Letter of Credit Issuer's or such other controlling Person's capital.

                 (c) All amounts payable under this Section 2.10 shall bear interest from the date that is three Business Days after the date of demand by the Letter of Credit Issuer or the

Lender until payment in full to the Letter of Credit Issuer or the Lender at the Regular Rate. A certificate of the Letter of Credit Issuer or the Lender claiming compensation under this Section 2.10 specifying the event herein above described and the nature of such event shall be submitted by the Letter of Credit Issuer or the Lender to the Borrower, setting forth the additional amount due and an explanation in reasonable detail of the calculation thereof, the Letter of Credit Issuer's reasons for invoking the provisions of this
Section 2.10 and shall be final and conclusive absent objectively determinable error.


                                  ARTICLE III

                               LETTERS OF CREDIT

                 3.01.    Letters of Credit.

                 (a) General. In order to assist the Borrower in establishing or opening documentary and standby letters of credit (the "Letters of Credit") with the Letter of Credit Issuer, the Borrower has requested the Lender to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letter of Credit Guaranty, thereby lending the Lender's credit to the Borrower, and the Lender has agreed to do so. These arrangements shall be handled by the Lender subject to the terms and conditions set forth below. The Lender shall have no obligation to arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. In addition, the Lender shall not be required to be the issuer of any Letter of Credit. The Letter of Credit Issuer shall be a bank mutually acceptable to the Lender and the Borrower. The Borrower will be the account party for any application for a Letter of Credit, which shall be substantially in the form of Exhibit C hereto or such other form as may from time to time be approved by the Letter of Credit Issuer and the Lender, and shall be duly completed in a manner reasonably acceptable to the Lender, together with such other certificates, documents and other papers and information as the Letter of Credit Issuer or the Lender may reasonably request (the "Letter of Credit Application").

                 (i) The aggregate Letter of Credit Exposure shall not exceed $7,000,000. In addition, the amount, purpose, form and extent of the Letters of Credit and changes or modifications thereof by the Borrower and/or the Letter of Credit Issuer of the terms and conditions thereof shall in all respects be subject to the prior approval of the Lender in the exercise of its reasonable discretion, provided, however, that (x) the expiry date of all Letters of Credit shall be no later than 15 days prior to the Termination Date unless on or prior to 15 days prior to the Termination Date such Letters of Credit shall be cash collateralized in an amount equal to 105% of the face amount of such Letters of Credit and (y) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Lender and the Letter of Credit Issuer.

                 (ii) The Lender shall have the right, without prior notice to the Borrower, to charge the Borrower's Account with the amount of any and all indebtedness, liability or obligation of any kind (including indemnification for capital adequacy and reserve requirement charges) incurred by the Lender under the Letter of Credit Guaranty at the earlier of (x) payment by the Lender under the Letter of Credit Guaranty, or (y) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement, the occurrence and continuance of an Event of Default. Any amount charged to the Borrower's Account shall be deemed a Loan hereunder. Any charges, fees, commissions, costs and expenses charged to the Lender for the Borrower's Account by the Letter of Credit Issuer in connection with or arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Borrower's Account in full when charged to or paid by the Lender and when made by any such Letter of Credit Issuer shall be conclusive on the Borrower.

                 (iii) The Borrower unconditionally indemnifies the Lender and holds the Lender harmless from any and all loss, claim or liability incurred by the Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's Account, and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Lender as determined by a final judgment of a court of competent jurisdiction. The Borrower further agrees to jointly and severally hold the Lender harmless from any errors or omission, negligence or misconduct by the Letter of Credit Issuer. The Borrower's unconditional obligation to the Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by the Lender for the Borrower's Account by the Letter of Credit Issuer shall be conclusive on the Borrower and may be charged to the Borrower's Account.

                 (iv) The Lender shall not be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. Furthermore, without being limited by the foregoing, the Lender shall not be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

                 (v) The Borrower agrees that any action taken by the Lender, if taken in good faith and in the absence of gross negligence or willful misconduct, or any action taken by the Letter of Credit Issuer, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, shall be binding on the Borrower (with respect to the Letter of Credit Issuer and the Lender) and shall not put the Lender in any resulting liability to the Borrower. In furtherance thereof, the Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Lender's sole name, provided that the Lender shall give the Borrower notice of such action promptly thereafter and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Lender, all without any notice to or any consent from the Borrower. Notwithstanding any of the foregoing, in the absence of a continuing Event of Default, the Lender shall not take any of the foregoing actions that result in a departure in any material respect from the terms of the relevant Letter of Credit or Letter of Credit Application.

                 (vi) Without the Lender's express consent and endorsement in writing, which in the absence of a continuing Event of Default shall not be unreasonably withheld, the Borrower agrees: (x) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (y) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Lender, not to (A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

                 (vii) The Borrower agrees that any necessary and material import, export or other license or certificates for the import or handling of Inventory will have been promptly procured; all foreign and domestic material governmental laws and regulations in regard to the shipment and importation of Inventory or the financing thereof will have been promptly and fully complied with, in each case, where the failure to obtain such certificate or license or the failure to comply with such laws could result in a Material Adverse Effect; and any certificates in that regard that the Lender may at any time reasonable request will be promptly furnished. As between the Borrower, on the one hand, and the Lender and the Letter of Credit Issuer, on the other hand, the Borrower assumes all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between the Borrower, on the one hand, and the Lender and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

                 (viii) Upon any payments made to the Letter of Credit Issuer under a Letter of Credit Guaranty, the Lender shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower to the Letter of Credit Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Lender and apply in all respects to the Lender and shall be in addition to any rights, remedies, duties or obligations contained herein.

                 (ix) In the event that the Borrower is required to provide cash collateral for any Letter of Credit, the Borrower shall deposit such cash collateral in the Cash Collateral Account.

                 (b) Request for Issuance. The Borrower may from time to time, upon notice not later than 12:00 noon, New York City time, at least three
(3) Business Days in advance, request the Lender to assist the Borrower in establishing or opening a Letter of Credit by delivering to the Lender, with a copy to the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents.

                                   ARTICLE IV

                       SECURITY; ADMINISTRATIVE PRIORITY

                 4.01.    Grant of Lien and Security Interest.

                 (a) The Obligors hereby, jointly and severally, assign, pledge, transfer, grant, bargain and sell, confirm and set over unto the Lender, and hereby grant and create in favor of the Lender a security interest in and to, all of the property, assets or interests in property or assets of the Obligors of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including without limitation all property of the estates (within the meaning of the Bankruptcy Code) of the Obligors, and all proceeds, rents, products and profits of any of the foregoing other than Avoidance Action Proceeds (all property of the Obligors subject to the security interest referred to in this Section 4.01 being hereinafter referred to as the "Collateral").

                 (b) The liens and security interests in favor of the Lender referred to in Section 4.01(a) hereof shall be valid and perfected liens and security interests, prior to all other liens and interests hereafter arising, except for Carve-Out Expenses and Permitted Liens. Such liens and security interests and their priority shall remain in effect until the Revolving Credit Commitment has been terminated and all Obligations have been repaid in cash in full and all Letters of Credit outstanding are cash collateralized in an amount equal to 105% of the face amount of such Letters of Credit.

                 (c) Notwithstanding anything herein to the contrary, no Person entitled to Carve-Out Expenses shall be entitled to sell or otherwise dispose of Collateral.

                 4.02. Administrative Priority. Each of the Obligors hereby agrees that the joint and several Obligations of the Obligors shall constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses and unsecured claims against the Obligors now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Section
Section 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities; provided, however, that Avoidance Action Proceeds shall not be used to pay the superpriority administrative expense claims granted to the Lender hereunder, provided, further, that the Lender shall be entitled to receive Avoidance Action Proceeds ratably with all other holders of administrative claims to the extent that the superpriority administrative expense claims granted to the Lender hereunder are not paid in full from the proceeds of the other assets of the Obligors.

                 4.03. Grants, Rights and Remedies Cumulative. The liens and security interests granted pursuant to Section 4.01 hereof and administrative priority granted pursuant to Section 4.02 hereof may be independently granted by the Related Documents and by other Related Documents hereafter entered into. This Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and such other Related Documents supplement each other, and the grants, priorities, rights and remedies of the Lender hereunder and thereunder are cumulative.

                 4.04. No Filings Required. The liens and security interests referred to in Section 4.01 hereof and in the Related Documents shall be deemed valid and perfected by entry of the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, as the case may be, and entry of such orders shall have occurred on or before the date of the initial Credit Extension hereunder. The Lender shall not be required to file any financing statements, notices of lien, mortgages or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Agreement, the Interim Bankruptcy Order and the Final Bankruptcy Court Order, as the case may be, or any other Related Document. If the Lender shall, in its sole discretion, from time to time choose to file such financing statements, notices of lien, mortgages or similar instruments, take possession of any Collateral, or take any other action to validate or perfect any such security interests or liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of the Interim Bankruptcy Court Order or, if no Interim Bankruptcy Court Order is obtained, the Final Bankruptcy Court Order. The foregoing shall not apply to such of the Collateral as is or may hereafter be located outside of the territorial limits of the United States of America to the extent that the same may not be subject to the jurisdiction of the Bankruptcy Court.

                 4.05. Survival. The liens, security interests, lien priorities, administrative priorities and other rights and remedies granted to the Lender pursuant to this Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and the other Related Documents (specifically including but not limited to the existence, perfection and priority of the liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Obligors (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Cases, or by any other act or omission whatever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                 (a) except for the Carve-Out Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities and subject to the proviso in
         Section 4.02, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Lender against the Obligors in respect of any Obligation,

                 (b) the liens and security interests in favor of the Lender set forth in Section 4.01 hereof and in the Related Documents shall constitute valid and perfected first priority liens and security interests, subject only to the Permitted Liens to which such liens and security interests shall or may be subordinate and junior, and shall be prior to all other liens and interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatever, and

                 (c) the liens and security interests in favor of the Lender set forth in Section 4.01 hereof and in the Related Documents shall continue valid and perfected without the necessity that the Lender file financing statements, notices of lien, mortgages or otherwise perfect its liens and security interests under applicable nonbankruptcy law except for such Collateral as is or may hereafter be located outside of the territorial limits of the United States of America to the extent that the same may not be subject to the jurisdiction of the Bankruptcy Court.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 The Obligors hereby each jointly and severally represent and warrant to the Lender as follows:

                 5.01. Organization and Qualification. Each of the Obligors is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Obligors is duly qualified to do business and is in good standing in each jurisdiction in which the failure to qualify would have a Material Adverse Effect on the Obligors.
Schedule 5.01 hereto correctly sets forth as of the date hereof the jurisdictions in which the Obligors are qualified to do business.

                 5.02. Authority and Authorization. Each of the Obligors has all necessary corporate power to execute and deliver this Agreement and the other Related Documents to which it is or is to be a party. As of the Entry Date, each of the Obligors will have the power and authority to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary corporate and judicial action.

                 5.03. Execution and Binding Effect. As of the Entry Date, this Agreement and each of the other Related Documents required to be executed and delivered on or prior to the date hereof have been duly and validly executed and delivered by the Obligors party thereto, and constitute legal, valid and binding obligations of the Obligors party thereto, enforceable in accordance with the terms hereof or thereof, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law. Each Related Document that is not required to be executed and delivered by the Obligors party thereto on or prior to the Entry Date, when executed and delivered, will be validly executed and delivered by the Obligors party thereto and will constitute legal, valid and binding obligations of the Obligors party thereto enforceable in accordance with the terms thereof, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

                 5.04. Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with execution and delivery by the Obligors of this Agreement or the other Related Documents, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof, except for the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order.

                 5.05. Absence of Conflicts. Neither the execution and delivery of this Agreement or the other Related Documents to which any of the Obligors is a party nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or default under the Obligors' respective charter or by-laws, or any material agreement or instrument to which the Obligors are parties or by which they or any of their properties (now owned or hereafter acquired) may be subject or bound (other than conflicts, breaches and defaults validly cured by the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order) or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Obligors, except the Liens in favor of the Lender.

                 5.06. Financial Statements. (a) Historical Statements. The Obligors have heretofore furnished to the Lender a consolidated balance sheet of the Borrower as of December 31, 1995 and the related statements of operations and cash flows for the fiscal year then ended, as examined and reported on by independent certified public accountants, and a balance sheet and related statements of operations and cash flows of the Borrower for the period ended August 31, 1996, as certified by a Designated Financial Officer. Such financial statements (in the case of the statements as of December 31, 1995, including the notes thereto) present fairly, in all material respects, the financial condition of the Obligors as of the end of such fiscal year and as of the end of such period and the results of their operations and the cash flows for the fiscal year and months then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, subject (in the case of the interim financial statements) to year-end adjustments. Except as disclosed therein or set forth on Schedule
8.03 hereof, the Obligors do not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipated losses from unfavorable commitments.

                 (b) Projections. The Obligors have heretofore furnished to the Lender projections for the fiscal year of each of the Obligors ending December 31, 1996, December 31, 1997 and December 31, 1998 (the "Projections"), and such projections have been prepared in accordance with the standard set forth in the second sentence of Section 5.17 hereof.

                 5.07. No Event of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. None of the Obligors is in violation of any term of its charter or by-laws.

                 5.08. Litigation. Except as set forth in the financial statements referred to in Section 5.06 hereof and Schedule 5.08 hereof (which has previously been delivered to the Lender), there is not, to the best knowledge of the Obligors, any pending or threatened proceeding by or before any Governmental Authority, arbitrator or grand jury against or affecting the Obligors or any ERISA Affiliate, with respect to any Environmental Law or ERISA law, which, if adversely decided, can reasonably be expected to have a Material Adverse Effect.

                 5.09. ERISA. None of the Obligors or any ERISA Affiliate maintains or has an obligation to contribute to any Plan, any Benefit Plan or any Multiemployer Plan. None of the Obligors or any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event which in each case would have a Material Adverse Effect. None of the Obligors or any ERISA Affiliate has engaged in a transaction within the meaning of Section 4069 of ERISA which would have a Material Adverse Effect. None of the Obligors or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payments of premiums, and there are no premium payments which have become due which are unpaid. None of the Obligors or any ERISA Affiliate has made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan in either case which would have a Material Adverse Effect. There are no pending, or to the knowledge of the Obligors or any ERISA Affiliate, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan, or (iii) the Obligors or any ERISA Affiliate with respect to any Plan.

                 5.10. Taxes. All tax returns required to be filed by the Obligors have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Obligors or upon any of their respective properties, incomes, sales or franchises which are shown thereon as due and payable have been paid. The reserves and provisions for taxes, if any, on the books of the Obligors are adequate for all open years and for its current fiscal period. None of the Obligors knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

                 5.11. Financial Accounting Practices, etc. The Obligors each make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization,
(ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Lender and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 5.12. Power To Carry On Business. Each of the Obligors has all the requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted (subject to Bankruptcy Court approval with respect to transactions outside the ordinary course of business).

                 5.13. No Material Adverse Change. Between February 29, 1996 and the date hereof there has not occurred any event which may be reasonably expected to have a Material Adverse Effect, other than events that customarily occur as a result of events leading up to and following the commencement of a case under chapter 11 of the Bankruptcy Code.

                 5.14. Existing Liens; Capitalized Leases. There are no Liens on any assets of the Obligors other than (a) Liens created as of the Entry Date in favor of the Lender hereunder and under the other Related Documents, (b) obligations related to Capitalized Leases which do not exceed $50,000 in the aggregate, and (c) Permitted Liens.

                 5.15. Compliance with Laws. None of the Obligors is in violation of or otherwise liable under any Law (including but not limited to violations pertaining to the conduct of their respective businesses or the use, maintenance or operation of the real and personal properties owned or possessed by them), except for violations which in the aggregate do not have a Material Adverse Effect and violations or any enforcement actions which will be staved by virtue of the filing of the Chapter 11 Cases.

                 5.16. Subsidiaries. Schedule 5.16 hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary of each Obligor in existence on the date hereof. All shares of such stock owned by each Obligor or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all liens, security interests and other charges and encumbrances.

                 5.17. Accurate and Complete Disclosure. No representation or warranty made by the Obligors under this Agreement or any other Related Document and no written statement made by the Obligors in any financial statement (furnished pursuant to this Agreement or otherwise), certificate, report, exhibit or document furnished by the Obligors to the Lender pursuant to or in connection with this Agreement or any other Related Document is or was or will be, when delivered, when taken together with all other information supplied by the Obligors to the Lender, false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading). To the extent the Obligors furnish any projections of the financial position and results of operations of the Obligors for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Obligors and have been or will be based on assumptions believed by the Obligors to be reasonable at the time made and upon the best information then reasonably available to the Obligors.

                 5.18. Insurance. Each of the Obligors maintains with financially sound and reputable insurers adequate insurance with respect to their properties and businesses and those of their respective Subsidiaries.
Schedule 5.18 hereto sets forth a list of all insurance currently maintained by the Obligors and their respective Subsidiaries.

                 5.19.    Environmental Matters.

                 (a) The Obligors are in compliance in all material respect with all applicable Environmental Laws;

                 (b) The Obligors have obtained all material permits, approvals, authorizations and licenses required by Environmental Laws necessary for their operations, and all such permits, approvals, authorizations and licenses are in good standing and the Obligors are in material compliance with all material terms and conditions of such permits, approvals, authorizations and licenses;

                 (c) None of the Obligors or any of their respective currently owned or leased property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person or is subject to any judicial or docketed administrative proceeding respecting
(i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities and Costs arising from a Release or threatened Release except for any such order or proceeding which would not reasonably be expected to have a Material Adverse Effect; and

                 (d) None of the Obligors has received any written notice or claim to the effect that it is or is reasonably expected to be liable to any Person as a result of a Release that can reasonably be expected to have a Material Adverse Effect.

                 5.20.    Administrative Priority; Lien Priority.

                 (a) After the Entry Date, the Obligations of the Obligors will constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses and unsecured claims against the Obligors now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, and subject to the proviso in Section 4.02.

                 (b) The Obligations will be secured by a valid and perfected lien on and security interest in all of the Collateral.

                 5.21. Bankruptcy Court Order. The Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, is in full force and effect, and has not been reversed, stayed, modified or amended absent the joinder and consent of the Lender.

                 5.22. Real Property. Schedule 5.22 hereto sets forth a complete and accurate description and list as of the date hereof of the location, by state and street address, of all of the real property owned by the Obligors together with a statement as to whether such real property is the subject of a contract of sale (and, if so, a statement as to the status of such sale and of any motion to the Bankruptcy Court with respect thereto). Each of the Obligors has good and marketable title in fee simple to the real property set forth opposite such Obligor's name in such Schedule.

                 5.23. Location of Bank Accounts. Schedule 5.23 hereto sets forth a complete and accurate list as of the date hereof of all deposit accounts including all Depository Accounts and the Cash Concentration Accounts, maintained by the Obligors together with a description thereof (i.e., the bank at which such deposit account is maintained and the account number and the purpose thereof).

                 5.24. Use of Proceeds. The Obligors will use the proceeds of the Loans and the Letters of Credit, respectively, in accordance with Sections 2.09 and 3.01(a)(i) hereof, respectively.

                 5.25. Intellectual Property. The Obligors own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames. copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. Set forth in Schedule 5.25 is a complete and accurate list as of the date hereof of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyright registration numbers, copyright applications, franchises, authorizations and other intellectual property rights of the Obligors. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Obligors infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Obligors, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

                 5.26. Franchises. Set forth in Schedule 5.26 is a complete and accurate list of all franchise agreements in effect as of the date hereof. None of the Obligors has entered into any other franchise agreement or similar arrangement which has not been terminated as of the date hereof.

                                   ARTICLE VI

                        CONDITIONS OF CREDIT EXTENSIONS

                 6.01. Conditions Precedent to Initial Credit Extension. The obligation of the Lender to make the initial Credit Extension hereunder (whether such Credit Extension shall consist of the making of a Loan or assistance to the Borrower in establishing or opening Letters of Credit) is subject to the satisfaction on or before the date thereof of each of the following conditions, in addition to the conditions set forth in Section 6.02:

                 (a) The Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, substantially in the form of Exhibit F hereto, shall have been entered by the Bankruptcy Court on or before September 30, 1996, approving, on an emergency and interim basis in the case of the Interim Bankruptcy Court Order, the transaction contemplated therein and the Lender shall have received a certified copy of the same, and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended.

                 (b) The Borrower shall have executed and delivered to the Lender the Note in substantially the form of Exhibit A hereto, which shall be dated the Entry Date.

                 (c) The Obligors shall have executed and delivered to the Lender the Security Agreement and the Pledge Agreement, each of which shall be dated the Entry Date.

                 (d) The Borrower shall have paid to the Lender all fees when due and other amounts due and payable to the Lender when due, including but not limited to amounts due under Section 2.08 or 10.06 hereof. The Borrower shall have paid to counsel to the Lender all reasonable fees and other client charges due to such counsel on the date of the initial Credit Extension.

                 (e) The Lender shall have received certificates satisfactory in form and substance to it from the Obligors, signed by the Designated Borrowing Officer, certifying as to (i) true copies of Obligors' charter and by-laws, (ii) true copies of all corporate action taken by the Obligors relative to the Related Documents and the transactions contemplated thereby (which shall designate one or more Designated Financial Officers and Designated Borrowing Officers),
         (iii) the true signatures and incumbency of the Designated Borrowing Officers and (iv) such other matters as the Lender may reasonably request.

                 (f) The liens and security interests in favor of the Lender pursuant hereto shall be valid and perfected first priority Liens prior (except for Permitted Liens to which such liens and security interests are subordinate and junior) to all other Liens in or on the Collateral intended to be subject thereto.

                 (g) The Obligors shall have caused all property insurance policies to show the Lender as loss payee as its interest may appear and, with respect to Inventory, all such policies shall name the Lender as first payee.

                 (h) The Lender shall have received from the general counsel of the Obligors, and from Shearman & Sterling, outside counsel to the Obligors, favorable opinions substantially in the form of Exhibits G-I and G-2 hereto respectively.

                 (i) The Lender shall have received certified copies of requests for copies or information on Form UCC-11 or reports from a reporting company satisfactory to the Lender, listing all effective UCC financing statements, tax liens and judgment liens in each of the jurisdictions in which any of the Obligors has any personal property or real property, which name as debtor the Obligors, together with copies of such financing statements, none of which shall cover any of the Collateral.

                 (j) All legal proceedings in connection with the transactions contemplated by this Agreement and the other Related Documents shall be satisfactory to the Lender and the Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Lender, as the Lender may from time to time request.

                 (k) The Lender shall have received evidence satisfactory to it that (i) the existing Indebtedness owing by the Obligors to the Existing Lender pursuant to the Existing Loan Documents has been repaid or will be repaid with the proceeds of the intial Credit Extension and (ii) the Existing Loan Documents have been terminated.

                 (l) The Lender shall have received terminations of all UCC-1 financing statements, fixture filings and mortgages which name any of the Obligors, as debtor, and the Existing Lender, as secured party, and which cover any portion of the Collateral and the Lender shall otherwise have received evidence satisfactory to it that all Liens relating to the Collateral in favor of the Existing Lender have been released.

                 6.02. Conditions Precedent to Each Credit Extension. The obligation of the Lender to make any Credit Extension hereunder (whether such Credit Extension shall consist of the making of a Loan or assistance to the Borrower in establishing or opening Letters of

Credit) is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder or under the Related Documents on or before the date of such Credit Extension and to the satisfaction of the following further conditions:

                 (a) The representations and warranties of the Obligors contained in Article V hereof and in each Related Document shall be true in all material respects and as of the date of each Credit Extension hereunder with the same effect as though made on and as of each such date.

                 (b) No Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to such Credit Extension.

                 (c) On the date of such Credit Extension, the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, in form and substance satisfactory to the Lender shall be in fall force and effect and shall not have been reversed, stayed, modified or amended. Unless the Lender shall have joined in or expressly consented in writing to the same, there shall be no motion pending which is not being contested by the Obligors in good faith or with respect to which the relief has been granted in an order that has not been stayed pending appeal: (i) to reverse, modify or amend the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, or (ii) to permit any administrative expense or unsecured claim against the Obligors, now existing or hereafter arising, of any kind or nature whatsoever, to have administrative priority as to the Obligors equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, or (iii) to grant or permit the grant of a Lien on any property or assets of the Obligors.

                 (d) The aggregate unpaid principal amount of the Loans and the Letter of Credit Exposure shall not exceed, and after giving effect to the requested Credit Extension will not exceed, the Current Commitment.

                 (e) The Lender shall have received from the Borrower a Notice of Borrowing from a Designated Borrowing Officer specifying the date, which shall be a Business Day, on which such Loan is to be made, the principal amount of such Loan and the account information where such Loan is to be received, or a completed Letter of Credit Application, as appropriate.

                 (f) All legal proceedings in connection with the transactions contemplated by this Agreement and the other Related Documents shall be reasonably satisfactory to the Lender and the Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Lender, as the Lender may from time to time reasonably request.

Any written request by the Borrower for any Credit Extension hereunder shall constitute a representation and warranty by the Obligors that the conditions set forth in this Section 6.02 have been satisfied as of the date of such request. Failure of the Lender to receive notice from the Borrower to the contrary before such Credit Extension is made shall constitute a further representation and warranty by the Obligors that the conditions set forth in this Section 6.02 (other than those set forth in clause (e)) have been satisfied as of the date of such Credit Extension.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

                 The Obligors jointly and severally covenant to the Lender as follows, subject to waiver by the Lender as provided herein:

                 7.01.    Reporting and Information Requirements.

                 (a) Annual Reports. (i) As soon as practicable and in any event within 90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Lender a consolidated statement of operations and cash flows of the for such fiscal year and a consolidated balance sheet of the as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheet to be certified by independent certified public accountants of recognized national standing selected by the Obligors and reasonably satisfactory to the Lender. The certificate or report of such accountants shall be free of exceptions or qualifications (including, without limitation, a qualification that the financial statements are not fairly presented but excluding a "going concern" qualification arising solely due to the filing of the Chapter 11 cases) with respect to such statements and balance sheets being prepared in compliance with GAAP and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and
(ii) in the opinion of such accountants such statements and balance sheets present fairly, in all material respects, the consolidated financial position of the Borrower as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur). A copy of such certificate or report shall be delivered to the Lender and signed by such independent public accountants and, as soon as available, a copy of any management letter received by the Obligors from its independent public accountants, shall be delivered to the Lender.

                 (ii) Each set of statements and balance sheets delivered pursuant to this Section 7.01(a) shall be accompanied by a certificate or report dated the date of such statements and balance sheets by the accountants who certified or reported on such statements and balance sheets stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheets they did not become aware of any Event of Default or Potential Default based upon any financial covenant, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, if determinable.

                 (b) Quarterly Reports. (i) As soon as practicable and in any event within 45 days after the close of each of the first three fiscal quarters of the Borrower in each fiscal year, the Borrower shall furnish to the Lender unaudited consolidated statements of operations and cash flows of the Borrower and a consolidated balance sheet of the Borrower as of the close of such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding fiscal quarter for the preceding fiscal year, and certified by a Designated Financial Officer of the Borrower as presenting fairly, in all material respects, the consolidated financial position of the Borrower as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Lender, subject to year-end adjustments.

                 (ii) Each set of statements and balance sheets delivered pursuant to Section 7.01(b) shall be accompanied by a certificate dated the date of such statements and balance sheet by a Designated Financial Officer stating in substance that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, and that the Borrower has complied with the EBITDAR and Gross Revenue covenants set forth in Section 8.14 and 8.15, respectively.

                 (c) Monthly Reports. (i) As soon as practicable and in any event within twenty (20) days after the end of each month (including the month in which this Agreement is executed), the Borrower shall furnish to the Lender unaudited consolidated statements of operations and cash flows for the Borrower for such month and for the period from the beginning of such fiscal year to the end of such month, and an unaudited consolidated balance sheet of the Borrower on a consolidated basis as of the end of such month, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year (except for the balance sheets, which shall set forth in comparative form the corresponding balance sheets as of the prior fiscal year end), and certified by a Designated Financial Officer of the Borrower as presenting fairly, in all material respects, the consolidated financial position of the Borrower as of the end of such month and the results of its operations and cash flows for such month, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent adjusted financial statements furnished to the Lender, subject to year-end adjustments.

                 (ii) Each set of statements and balance sheets delivered pursuant to Section 7.01(c) shall be accompanied by a certificate dated the date of such statements and balance sheets by a Designated Financial Officer stating in substance that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

                 (d) Certain Reports. Upon the reasonable request of the Lender, the Obligors shall provide the Lender with copies of all consultants' reports, investment bankers' reports, accountants' management letters, final business plans, and similar documents. The Obligors shall not be obligated to provide copies of any documents which are subject to an evidentiary privilege and as to which disclosure to the Lender would cause such privilege to be waived, but if the Obligors claim that any document is so privileged, it shall promptly provide the Lender with a letter describing the document and stating the basis for such claim of privilege.

                 (e) Pleadings, Etc. The Obligors shall give or cause to be given or served on the Lender and its counsel copies of all pleadings, motions, applications, financial information and other papers and documents filed or received by the Obligors in the Chapter 11 Cases.

                 (f) Reports to Committees. Promptly after the sending thereof, the Obligors shall give the Lender copies of all written reports given by the Obligors to any official or unofficial creditors' committee in the Chapter 11 Cases, provided that Obligors shall not be obligated to provide the Lender with any materials relating to a plan of reorganization, postreorganization capital structure or enterprise value before such documents are made publicly available, or materials relating to negotiations strategy with respect to a plan of reorganization.

                 (g) Other Reports and Information. Promptly upon their becoming available, the Obligors shall deliver to the Lender a copy of (i) all reports, financial statements or other information delivered by the Obligors to their shareholders, (ii) all reports, proxy statements, financial statements and other information generally distributed by the Obligors to their creditors or the financial community in general and (iii) any audit or other reports submitted to the Obligors by independent accountants in connection with any annual, interim or special audit of the Obligors.

                 (h) Further Information. The Obligors will promptly furnish to the Lender such other information and in such form as the Lender may reasonably request.

                 (i) Projections. The Borrower shall furnish to the Lender on or before September 30, 1996; financial projections, in form and substance satisfactory to the Lender, for the fiscal year ending December 31, 1998, and such projections shall be prepared in accordance with the standard set forth in the second sentence of Section 5.17 hereof.

                 (j) Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Default, the Borrower shall give the Lender notice thereof, together with a written statement of a Designated Financial Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

                 (k) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Obligors shall give the Lender notice of any event which the Obligor believe in good faith is reasonably likely to have, or actually has had, Material Adverse Effect.

                 (l) Visitation and Verification. Each Obligor shall permit the Lender, or any agents or representatives thereof at any time during normal business hours to examine and make copies of any abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, inventory, deposit accounts and other assets of the Obligors to conduct audits, physical counts, valuations or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof, provided that the foregoing shall be in a manner so as not to unreasonably disrupt the business of the Obligors.

                 7.02.    Preservation of Existence and Franchises.  Subject to
Section 8.08 hereof, each Obligor shall maintain (which may be by virtue of the stay imposed in the Chapter 11 Cases) its corporate existence, rights and franchise in full force and effect in its jurisdiction of incorporation. The Obligors shall qualify and remain qualified (which may be by virtue of the stay imposed in the Chapter 11 Cases) as foreign corporations in each jurisdiction in which failure to qualify would have a Material Adverse Effect.

                 7.03. Insurance. The Obligors shall maintain insurance at the levels currently in effect with financially sound and reputable insurers as listed on Schedule 5.18 hereto (except as Schedule 5.18 may be modified in accordance with the terms of this agreement) and promptly cause all such policies to show the Lender as loss payee or additional insured as its interest may appear on such policies and, with respect to the Collateral, all relevant policies shall name the Lender as loss payee on such policies. The Obligors shall provide to the Lender a copy of each such policy listed on Schedule 5.18.

                 7.04. Maintenance of Properties. Each of the Obligors shall, (i) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned by it and (ii) make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto to the extent required so that the business carried on in connection therewith may be properly and advantageously conducted at all times. and (iii) maintain all leased property in compliance with the requirements of any applicable lease, in each case other than sales of property or rejection of leases approved by the Bankruptcy Court and otherwise permitted by the terms of this Agreement.

                 7.05. Financial Accounting Practices, etc. The Obligors shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 7.06. Compliance with Laws. The Obligors shall comply with all applicable Laws (including but not limited to compliance in respect of products that they sell or service they perform, conduct of their businesses, or use, maintenance or operation of real and personal properties owned or possessed by them) with respect to which failure to comply would have a Material Adverse Effect.

                 7.07. Further Assurances. The Obligors promptly shall do, execute, acknowledge, deliver, record, file, register and perform any and all such further acts, deeds, conveyances, security agreements, assignments, estoppel certificates, financing statements, assurances and other instruments as the Lender may reasonably request from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Related

Document, (b) to subject to valid and perfected first priority liens and security interests all Collateral (subject, as to priority, to the Permitted Liens), (c) to perfect and maintain the validity, effectiveness and priority of any of the Related Documents and the liens and security interests intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Related Document. The assurances contemplated by this Section 7.07 shall be given under applicable nonbankruptcy Law as well as the Bankruptcy Code, it being the intention of the parties that the Lender may request assurances under applicable nonbankruptcy Law, and such request shall be complied with (if otherwise made in good faith by the Lender) whether or not the Interim Bankruptcy Court or the Final Bankruptcy Court Order is in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

                 7.08.    Cash Management System.

                 (a) The Obligors agree and covenant to (i) cause all cash, other than de minimus amounts maintained at each store in the ordinary course of business, and all proceeds from Accounts Receivable, the sale of Inventory, and Net Sales Proceeds constituting cash to be deposited into the Depository Accounts in the ordinary course of business of the Obligors consistent with past practice, (ii) cause all remittances on credit card sales to be transferred into the Cash Concentration Account or a Depository Account on a daily basis, (iii) cause all funds in the Depository Accounts to be transferred into the Cash Concentration Account on a daily basis, (iv) cause all cash deposited in the Cash Concentration Account to be sent to the Lender Account on a daily basis, (v) instruct the Lender to cause all funds transferred to the Lender Account to be credited to the Borrower's Account and applied to reduce the Obligations outstanding from time to time, (vi) take all such actions as the Lender deems necessary or advisable to send all cash, all proceeds from the sale of Inventory, all remittances or other proceeds of Collateral to the Lender Account to be applied to the Obligations, (vii) execute and deliver to the Lender on or before the Closing Date (A) an original notice letter for each Depository Bank listed on Schedule 5.23, substantially in the form of Exhibit H hereto, which will be sent to each such Depository Bank and (B) a Cash Concentration Account Agreement, executed by the Borrower and the Cash Concentration Account Bank, and (viii) take such actions as the Lender deems necessary or advisable to grant to the Lender dominion and control over the funds in the Cash Concentration Account. The Obligors shall promptly, and in any event not later than five (5) days after the opening of any such new account, notify the Lender in writing of the creation of any new Depository Account and shall at the time of such notice execute and deliver to the Agent a notice letter, substantially in the form of Exhibit H hereto.

                 (b) Upon receipt by the Obligors of collections of cash and any proceeds from Accounts Receivable, the sale of Inventory and Net Sale Proceeds, the Obligors shall immediately deposit all such payments into the Cash Concentration Account or any Depository Account. The Obligors shall cause all funds in the Depository Accounts and all remittances or other proceeds of credit card sales to be promptly transferred from the financial institution that receives such remittances or other proceeds or from the Depository Accounts to the Cash Concentration Account.

                 (c) Notwithstanding anything in this Section 7.08 to the contrary, the Obligors shall be permitted to retain, in any bank accounts other than the Depository Accounts, cash at any time not to exceed $750,000 in the aggregate.

                 7.09. Taxes. Each of the Obligors shall pay and discharge, to the extent consistent with the rights and obligations of the Obligors as debtors-in-possession under the Bankruptcy Code, all post-petition taxes, assessments and governmental charges upon it, its income and its properties, which arise from or relate to operations of the Obligors or other events occurring after the Filing Date, prior to the date on which penalties are attached thereto, unless and to the extent only that (a) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Obligors and (b) adequate reserves are maintained by the Obligors with respect thereto.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                 The Obligors jointly and severally covenant to the Lender as follows, subject to waiver by the Lender as provided herein:

                 8.01. Final Bankruptcy Court Order: Administrative Priority; Lien Priority; Payment of Claims.

                 (a) None of the Obligors shall at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, except for modifications and amendments agreed to by the Lender.

                 (b) None of the Obligors shall at any time suffer to exist a priority for any administrative expense or unsecured claim against the Obligors (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lender in respect of the Obligations, except for the Carve-Out

Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities.

                 (c) None of the Obligors shall at any time suffer to exist any Lien on the Collateral having a priority equal or superior to the Liens and security interests in favor of the Lender in respect of the Obligations, or any Liens except for Permitted Liens.

                 (d) Prior to the date on which the Obligations have been paid in full in cash and the Revolving Credit Commitment has been terminated, none of the Obligors shall pay any administrative expense claims except (i) Priority Expenses and (ii) other administrative expense claims incurred in the ordinary course of the business of the Borrower, in each case to the extent and having the order of priority set forth in the Agreed Administrative Expense Priorities.

                 8.02. Liens. The Obligors shall not, at any time create, incur, assume or suffer to exist Liens on any of their properties or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for the following ("Permitted Liens"):

                 (a)      Liens in favor of the Lender;

                 (b) Liens which were in existence on the Closing Date and are listed on Schedule 8.02 hereof;

                 (c) Deposits or pledges to secure utility and similar services, to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety, appeal or custom bonds, or other pledges or deposits of like nature, and all in the ordinary course of business;

                 (d) Liens on property to be used by the Obligors in the ordinary course of their business, securing payment of all or part of the purchase price thereof, and Liens with respect to equipment leases which equipment is used by the Obligors in the ordinary course of their business, provided that the aggregate amount of Indebtedness at any one time outstanding incurred after the Filing Date and secured by such Liens shall not exceed $1,000,000, and further provided that such Liens are confined solely to the property so purchased, leased, improvements thereto and proceeds thereof;

                 (e) Zoning restrictions, rights of way, consents, covenants, reservations, encumbrances, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens, charges and encumbrances that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Obligors;

                 (f) Nonconsensual Liens of warehousemen, materialmen, mechanics, carriers and landlords and other like Persons, which Liens arise in the ordinary course of the Obligors' business;

                 (g) Liens in connection with any taxes, assessments, charges, levies or claims that are not yet due and payable or which the Obligors are contesting in good faith and by appropriate proceedings diligently conducted so long as reserves or other appropriate provisions as may be required by GAAP have been made therefor and so long as the failure to pay the same does not have a Material Adverse Effect;

                 (h) Liens in favor of any Governmental Authority in respect of customs or import duties; and

                 (i) extensions, renewals or replacements of any Lien permitted pursuant to clauses (a)-(h) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                 8.03. Indebtedness. The Obligors shall not create, incur, assume or suffer to exist any Indebtedness, except for the following ("Permitted Indebtedness"):

                 (a) Indebtedness in favor of the Lender and to any Letter of Credit Issuer under any Letter of Credit Application;

                 (b)      Indebtedness secured by a Permitted Lien;

                 (c) Indebtedness in existence on the Closing Date and listed on Schedule 8.03 hereto;

                 (d) Indebtedness contemplated by the Interim Bankruptcy Court Order or Final Bankruptcy Court Order, as the case may be;

                 (e) accounts payable and accrued expenses arising out of transactions (other than borrowings) in the ordinary course of business;

                 (f) Indebtedness incurred in connection with Capital Expenditures, to the extent permitted under Section 8.12 hereof,

                 (g)      Indebtedness to any other Obligor; and

                 (h) extensions, renewals or replacements of any Indebtedness permitted pursuant to clauses (a)-(g) above, provided that the principal amount of such Indebtedness is not increased by such extension, renewal or replacement.

                 8.04. Guarantees and Contingent Liabilities. The Obligors shall not at any time be or become liable under any Guarantee, except:

                 (a)      Guarantees in favor of the Lender;

                 (b) Guarantees in existence on the Closing Date and listed on Schedule 8.04 hereto;

                 (c) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business;

                 (d) Guarantees of any Indebtedness incurred by any Obligor hereunder; and

                 (e) extensions, renewals or replacements of any Guarantee permitted pursuant to clauses (a)-(d) above; provided that the principal amount of the obligation guaranteed thereby is not increased by such extension, renewal or replacement.

                 8.05. Loans, Advances and Investments. Except as otherwise expressly permitted by this Section 8.05, the Obligors shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person. By way of illustration, and without limitation of the foregoing, it is understood that the Obligors will be deemed to have made an advance to a Person: (x) to the extent that any Obligor performs any service for such Person (including but not limited to management services), or transfers any property to such Person, and is not reimbursed for such service or property and (y) to the extent that any Obligor pays any obligation on behalf of such Person. The amount of such advance shall be deemed to be the fair value of the services so performed or property so transferred (in the case of clause (x)) or the amount so paid by such Obligor (in the case of clause (y)).

                 The following are excepted from the operation of this Section 8.05:

                 (a) advances to employees to meet expenses incurred by such employees or with respect to salary advances and other similar advances, in each case to non-Affiliates and in the ordinary course of business;

                 (b) ownership of any capital stock, bonds, notes, securities, partnership or joint venture interests on the Filing Date and any similar items received in respect thereof; and

                 (c)      loans or advances to any other Obligor; and

                 (d) the Cash Collateral Account and the other accounts permitted or required to be maintained pursuant hereto, any investment of funds on deposit in the foregoing to the extent expressly permitted hereunder.

                 8.06. Dividends and Related Distributions. The Obligors shall not declare, make, pay or agree to pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of shares of their capital stock or on account of the purchase, redemption, retirement or acquisition of any shares of capital stock (or warrants, options or rights therefor).

                 8.07. Merger, etc. The Obligors shall not merge with or into or consolidate with any other Person, or sell, lease (as lessor) or otherwise dispose of all or a substantial portion of its assets (whether in one transaction or in a series of transactions), or agree to do any of the foregoing; provided, however, that each Obligor shall be permitted to merge with or into any other Obligor.

                 8.08. Dispositions of Assets. The Obligors shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 8.08 as a "transaction" and any series of related transactions constituting but a single transaction), any of their properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

                 (a)      transactions in the ordinary course of business

                 (b) sales during any fiscal year of equipment or fixtures which are worn out or obsolete, provided that the Net Sales Proceeds of such sales in the aggregate do not exceed $150,000; or

                 (c) the Obligors shall be permitted to close stores so long as the Obligors continue to operate at least 161 stores; or

                 (d) sales of equipment or fixtures in connection with store closings permitted pursuant to this Agreement.

                 8.09. Affiliates. The Obligors will not provide funds to any Affiliate except:

                 (a) that the Obligors may pay wages, salaries, directors' fees and related benefits and may make expense reimbursements to Affiliates in the ordinary course of business;

                 (b)      each Obligor may advance funds to other Obligors; and

                 (c) each Obligor may enter into or be a party to any transaction with any Affiliate in the ordinary course of business in a manner and to an extent consistent with past practice of such Obligor which is necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to such Obligor as are available from unaffiliated third parties.

                 8.10. Continuation of or Change In Business. Each of the Obligors shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year except as otherwise permitted in this Agreement, and the Obligors will not engage in any other business.

                 8.11. Payments. The Obligors shall not make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date, provided that such payments may be made: (i) to the holders of, or in respect of, wage and employee benefit obligations (including expense reimbursements) which arose prior to the Filing Date; (ii) to landlords in connection with the assumption of unexpired leases under Section 365 of the Bankruptcy Code in an aggregate amount not to exceed $6,500,000; and (iii) to other lessors and non-debtor parties to executory contracts in connection with the assumption of such leases and contracts under
Section 365 of the Bankruptcy Code, in each case after prior written notice of such payment has been given by the Obligors to the Lender and subject to approval of the Bankruptcy Court.

                 8.12. Capital Expenditures. The Obligors shall not permit Capital Expenditures for the Obligors to exceed $4,000,000 in the aggregate for each fiscal year.

                 8.13. Lease Obligations. The Obligors shall not create, incur or suffer to exist any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than obligations under Capitalized Leases which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Obligors in any fiscal year, together with all other Capital Expenditures for such fiscal year, to exceed the amount set forth in Section 8.12.

                 8.14.    EBITDAR.

                 (a) The Obligors shall not permit EBITDAR for each fiscal quarter of the Obligors ending on the dates listed below to be less than the amount specified opposite each such date:

                 Fiscal Quarter                    EBITDAR
                 --------------                    -------
                 September 30, 1996                $ (9,037,517)
                 December 31, 1996                 $(10,136,964)
                 March 31, 1997                    $   (870,212)
                 June 30, 1997                     $ (9,761,631)
                 September 30, 1997                $ (9,532,688)
                 December 31, 1997                 $(15,185,178)

                 (b) The Obligors shall not permit Cumulative EBITDAR for each fiscal quarter of the Obligors ending on the dates listed below to be less than the amount specified opposite each such date:

                          Fiscal Quarter           Cumulative EBITDAR
                          --------------           ------------------
                          September 30, 1996       $ (9,037,517)
                          December 31, 1996        $(19,174,481)
                          March 31, 1997           $(20,044,693)
                          June 30, 1997            $(29,806,324)
                          September 30, 1997       $(39,339,012)
                          December 31, 1997        $(58,524,910)



                 8.15.    Gross Revenue.

                 (a) The Obligors shall not permit Gross Revenue for each fiscal quarter of the Obligors ending on the dates listed below to be less than the amount specified opposite each such date:

                          Fiscal Quarter           Cumulative Gross Revenue
                          --------------           ------------------------
                          September 30, 1996              $29,296,240
                          December 31, 1996               $24,431,555
                          March 31, 1997                  $38,098,610
                          June 30, 1997                   $27,559,523
                          September 30, 1997              $27,743,132
                          December 31, 1997               $23,209,976

                 (b) The Obligors shall not permit Cumulative Gross Revenue for each fiscal quarter of the Obligors ending on the dates listed below to be less than the amount specified opposite each such date:

                          Fiscal Quarter           Cumulative Gross Revenue
                          --------------           ------------------------
                          September 30, 1996              $ 29,296,240
                          December 31, 1996               $ 53,727,795
                          March 31, 1997                  $ 91,826,405
                          June 30, 1997                   $119,385,928
                          September 30, 1997              $147,129,060
                          December 31, 1997               $170,339,036

                 8.16. Fiscal Year. The Obligors shall not permit their fiscal years to end on a day other than the Saturday closest to December 31, or apply to the Bankruptcy Court for authority to do so.

                                   ARTICLE IX

                                    DEFAULTS

                 9.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                 (a) The Obligors shall fail to make any payment of principal under this Agreement or any Reimbursement Obligation when due; or the Obligors shall fail to pay when due any other amount payable under this Agreement or any other Related Document (including but not limited to the making of deposits in the Depository

         Accounts, the Cash Concentration Account or the Cash Collateral Account), including any interest or fee due hereunder or under any other Related Document; or

                 (b) Any representation or warranty made by any of the Obligors under this Agreement or any other Related Document or any statement made by any of the Obligors in any financial statement, certificate, report, or document furnished to the Lender pursuant to or in connection with this Agreement or any other Related Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

                 (c) The Obligors shall default in the performance or observance of any covenant contained in Article VII (other than Section 7.01, 7.04, 7.05 and 7.07) or Article VIII hereof; or

                 (d) The Obligors shall default in the performance or observance of (i) the covenants contained in Section 7.01, 7.04, 7.05 and 7.07 and such default shall have continued unremedied for a period of five days, or (ii) any other covenant, agreement or duty under this Agreement or any other Related Document (to the extent not otherwise set forth in this Section 9.01) and such default shall have continued unremedied for a period of 30 days; or

                 (e) An order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court, or any of the Obligors shall file an application for an order with respect to the Chapter 11 Cases, (i) appointing a trustee in any such Case or (ii) appointing an examiner in such Case with the authority to perform the duties of a trustee in respect of the estate of any of the Obligors or the operation of the business of any of the Obligors, in addition to those duties set forth in subsections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code; or

                 (f) An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting such chapter 11 case to a chapter 7 case; or

                 (g) An order or plans shall be entered by the Bankruptcy Court confirming a plan of reorganization in the Chapter 11 Cases which does not contain a provision for termination of the Revolving Credit Commitment and payment in full in cash of all Obligations of the Obligors hereunder and under the other Related Documents on or before the effective date of such plan or plans upon entry thereof; or

                 (h) An order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of the Revolving Credit Commitment and payment in full in cash of all Obligations of the Obligors hereunder and under the other Related Documents upon entry thereof; or

                 (i) An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Lender, (i) to revoke, reverse, stay, modify, supplement or amend the Final Bankruptcy Court Order or (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any of the Obligors equal or superior to the priority of the Lender in respect of the Obligations, except for allowed administrative expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, or
         (iii) to grant or permit the grant of a Lien on the Collateral; or

                 (j) An application for any of the orders described in clauses (e), (f), (g), (h) or (i) above shall be made (i) by a Person other than the Obligors and such application is not contested by the Obligors in good faith and the relief requested is granted in an order that is not stayed pending appeal or (ii) by the Obligors; or

                 (k) An order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any of the Obligors with respect to any claim secured by any asset or assets of the Obligor having a book value equal to or exceeding $500,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against the Obligors; or

                 (l) Any non-monetary judgment or order shall be entered against any Obligor which does or could reasonably be expected to have a Material Adverse Effect, and there shall be a period of ten consecutive days during which a stay or enforcement of such judgment or order shall not be in effect.

                 9.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist, the Lender may, by notice to the Borrower,

                 (i) declare the Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment will terminate immediately and any fees hereunder shall be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                 (ii) declare the unpaid principal amount of the Note, interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement and all other amounts owing by the Obligors hereunder or under the Note to be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                 (iii) give notice to the Obligors of the occurrence and continuance of an Event of Default; or

                 (iv) at any time when there are no Loans outstanding, maintain cash collateral (to the extent the Obligors have or receive cash) equal to 105% of all outstanding Letters of Credit; or

                 (v) apply all funds deposited in the Cash Concentration Accounts and in the Cash Collateral Account to the payment, in whole or in part, of the Obligations; or

                 (vi) upon two Business Days' written notice to the Borrower, set-off amounts in the Cash Concentration Accounts or any other accounts under the dominion and control of the Lender and apply such amounts to the Obligations of the Obligors hereunder and in the Related Documents; or

                 (vii) upon two Business Days' written notice to the Borrower, exercise all rights and remedies which the Lender may have under any other Related Document.

                 9.03. Certain Remedies. If an Event of Default occurs, the Lender may exercise all rights and remedies which the Lender may have hereunder or under any other Related Document or at law (including but not limited to the Bankruptcy Code and the Uniform Commercial Code) or in equity or otherwise.
All such remedies shall be cumulative and not exclusive.

                                   ARTICLE X

                                 MISCELLANEOUS

                 10.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                 10.02. Records. The unpaid principal amount of the Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Lender's Current Commitment, the Stated Amount of each Letter of Credit, the principal amount of all Reimbursement Obligations, the Letter of Credit Exposure, and the accrued and unpaid commitment fee, facility fee, administration fee and Letter of Credit Fees shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

                 10.03. Amendments and Waivers. The Lender and the Obligors may from time to time enter into agreements amending, modifying or supplementing this Agreement or the Note or any other Related Document, and the Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Obligors hereunder or thereunder.
Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                 10.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement, the Note or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement, the Note and the other Related Documents are cumulative and not exclusive of any rights or remedies which the Lender has thereunder or at law or in equity or otherwise. The Lender may exercise its rights and remedies against the Obligors and the Collateral as the Lender may elect, and regardless of the existence or adequacy of any other right or remedy.

                 10.05.  Notices.

                 (a) All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement or the Note shall be in writing (including telexed and telecopied communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by telex or telecopy with confirmation in writing mailed first-class, or by overnight courier, or by personal delivery, in all cases with charges prepaid. Any properly given notice shall be effective when received. All notices shall be sent


                 (i)      If to any of the Obligors, at the following address:

                          Discovery Zone, Inc.
                          110 East Broward Boulevard
                          Fort Lauderdale, Florida 33301
                          Attention: David Barclay, General Counsel
                          Telephone: (954) 627-2400
                          Telecopy: (954) 627-2480

                          with a copy to:

                          Shearman & Sterling
                          599 Lexington Avenue
                          New York, New York 10022
                          Attention: Douglas P. Bartner, Esq.
                          Telephone: (212) 848-8190
                          Telecopy: (212) 842-7179

and (ii) if to the Lender, at the address stated on the signature page hereof together with, in the case of a letter of credit request and Letter of Credit Application sent pursuant to Section 3.01 (a) a copy to the Lender at the address for the Lender provided on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                 (b) Nothing in this Agreement or in any other Related Document shall be construed to limit or affect the obligation of the Obligors or any other Person to serve upon the Lender in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Lender pursuant to the Bankruptcy Code.

                 (c) The Lender may rely, and shall be fully protected in relying, on any notice purportedly made by or on behalf of the Borrower, and the Lender shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.

                 10.06.  Expenses; Taxes; Attorneys' Fees; Indemnification.
The Borrower agrees to pay or cause to be paid, on demand, and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Lender, accounting, due diligence, periodic field audits, investigation, monitoring of assets, miscellaneous disbursements, examination, reasonable travel, reasonable lodging and meals, incurred by the Lender from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Related Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Related Documents whether or not such documents become effective or are given, (c) the administration, preservation and protection of any of the Lender's rights under this Agreement or the other Related Documents, (d) the defense of any claim or action asserted or brought against the Lender by any Person that arises from or relates to this Agreement, any other Related Document, the Lender's claims against the Obligors, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Related Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Lender, or the taking of any action in respect to Collateral or other security, in connection with this Agreement or any other Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Related Document, (h) any attempt to enforce any lien or security interest in any Collateral or other security in connection with this Agreement or any other Related Document, (i) any attempt to collect from the Obligors, (j) the receipt of any advice with respect to any of the foregoing, (k) all Environmental Liabilities and Costs arising from or connection with the past, present or future operations of the Obligors involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property; (l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Contaminant present or arising out of the operations of any facility of the Obligors; or (m) any costs or liabilities incurred in connection with any Environmental Lien. Notwithstanding the foregoing, the Borrower shall not be obligated to pay on behalf of the Lender, or to reimburse the Lender for, out-of-pocket expenses incurred on or prior to the Closing
Date to the extent such out-of-pocket expenses exceed $50,000. Without limitation of the foregoing or any other provision of any Related Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Related Document, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Related Document, the Lender may itself perform or cause performance of such covenant or agreement, and the expenses of the Lender incurred in connection therewith shall be reimbursed on demand by the Borrower. The Borrower agrees to indemnify and defend the Lender and its directors, officers, agents, employees and affiliates (collectively the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan or Letter of Credit or proposed Letter of Credit hereunder (including, but without limitation, any use made or proposed to be made by the Borrower of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Parties.

                 10.07. Application. Except to the extent, if any, expressly set forth in the Related Documents, the Lender shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

                 10.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                 10.09. Governing Law. This Agreement and the Note shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State except as the law is governed by the Bankruptcy Code.

                 10.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                 10.11. Duration; Survival. All representations and warranties of the Obligors contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Note or any other Related Document, any investigation by or knowledge of the Lender, the making of any Loan hereunder, or any other event whatever. All covenants and agreements of the Obligors contained herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until the Obligations have been paid in full and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Obligors to make payments to or indemnify the Lender (including, without limitation, obligations arising under Section 10.06 hereof) shall survive the payment in full of the Note and all Reimbursement Obligations and of all other obligations of the Obligors thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made or Letters of Credit issued hereunder.

                 10.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                 10.13.  Successors and Assigns; Participations.

                 (a) This Agreement shall be binding upon and inure to the benefit of the Lender, the Obligors and their respective successors and assigns (including, except for the right to request Loans or Letters of Credit, any trustee succeeding to the rights of the Borrower pursuant to chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code), except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of the Lender.

                 (b) The Lender may at any time sell, assign or participate any portion or portions, without the consent of the Borrower, to up to ten assignees and/or participants; provided, however, that the Lender agrees to act as the agent on behalf of any transferees or assignees of any interest in this Agreement. The Borrower shall provide Notes and agree to any amendment and/or restatement of this Agreement and the Related Documents as may be requested by the Lender to reflect any such sales or assignments.

                 10.14. The Lender as Party in Interest. The Obligors hereby stipulate and agree that the Lender is and shall remain a party in interest in the Chapter 11 Cases and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith. Nothing in this Agreement or any other Related Document shall be deemed to be a waiver of any of the Lender's rights or remedies under applicable law or documentation. Without limitation of the foregoing, the Lender shall have the right to make any motion or raise any objection it deems to be in its interest (specifically including but not limited to objections to use of proceeds of the Loans, use of Letters of Credit, to payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease), whether or not the action or inaction by the Obligors which is the subject of such motion or objection violates or is expressly permitted by any covenant or provision of this Agreement or any other Related Document.

                 10.15. Confidentiality. Upon the Borrower or any Obligor delivering to the Lender, or permitting the Lender to inspect, any written information pursuant to this Agreement, the Lender shall treat such information as confidential in accordance with its customary practices to the extent such information is conspicuously marked confidential or to the extent that the Borrower otherwise advises the Lender that such information is confidential. The Lender agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 10.15, the Lender may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by the Lender and then only after such third party has agreed to hold such information in confidence to the same extent as if it were the Lender. Notwithstanding the foregoing, the provisions of this Section 10.15 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by the Lender, has been disclosed to or is known to any creditor or official or unofficial creditors' committee (other than information as to which such creditor or creditor's committee is then under an obligation of nondisclosure), or any Person other than (A) a director, officer, employee or agent of the Borrower or a professional engaged by the Borrower and (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of the Lender), (ii) information which the Lender had in its possession prior to receipt thereof from the disclosing party, or (iii) information received by the Lender from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this Section 10.15 shall prevent any disclosure: (x) believed in good faith by the Lender to be required by any Law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for the Lender to be necessary or advisable in connection with its obligations to any Governmental Authority or the enforcement or preservation of rights under or in connection with this Agreement or any other Related Document or (z) of any information which has been made public by a Person other than the Lender. The Lender shall have the right to disclose any confidential information described in this Section 10.15 to a Letter of Credit Issuer and to a participant or assignee or prospective participant or assignee in Loans hereunder, provided that the Lender shall have obtained from such participant or assignee or prospective participant or assignee an agreement to hold such information in confidence to the same extent as if it were the Lender.

                 10.16.  Releases of Collateral.

                 (a) Upon the request of the Borrower made in connection with any sale, transfer or other disposition permitted pursuant to Section 8.08 of this Agreement (a "Permitted Disposition") and provided that the Net Sale Proceeds of any such Permitted Disposition are paid or pledged, as the case may be, to the Lender pursuant to Section 8.08 of this Agreement, the Lender shall, at the expense of the Obligors, release, without recourse, representation or warranty, its Lien on any such Collateral. Notwithstanding anything to the contrary, the Lender shall not have any obligation to release its Lien on any such Collateral if the Lender determines, in its sole discretion exercised reasonably, that the conditions of this Section 10.16 have not been satisfied.

                 (b)      The Borrower may exercise its rights under this
Section 10.16 at any time during the term of this Agreement in connection with a Permitted Disposition by delivering to the Lender, not less than ten (10) Business Days prior to the date of the proposed Permitted Disposition and release, a certificate substantially in the form of Exhibit I hereto (the "Release Certificate") of the Chief Executive Officer or Designated Financial Officer of the Borrower which shall (i) refer to this Section 10.16, (ii) identify the assets proposed to be sold and any documents that the Borrower is requesting the Lender to sign in connection with any such proposed release, and be accompanied by a counterpart of any such documents executed and acknowledged by all parties thereto (if any) other than the Lender (and in form for execution by the Lender), (iii) certify, as of the date of the Release Certificate, that, (A) both immediately before and immediately after giving effect to such requested release no Event of Default or Potential Default has occurred and is continuing, and (B) the Net Sale Proceeds of such Permitted Disposition has been paid or will be paid to the Lender pursuant to the terms of Section 2.04(a)(ii) of this Agreement, and (iv) certify that the Lender shall receive a payment of the cash Net Sale Proceeds and a pledge of the non-cash Net Sale Proceeds in accordance with the terms of Section 2.04(a)(ii) of this Agreement.

                 10.17. Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AGAINST THE LENDER, ANY PARTICIPANT, ASSIGNEE, INDEMNIFIED PARTY OR LETTER OF CREDIT ISSUER, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE OBLIGORS IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

                                   ARTICLE XI

                                    GUARANTY

                 11.01. Guaranty. In consideration of financial accommodations given or to be given or continued to the Borrower by the Lender pursuant to this Agreement, each of the Guarantors irrevocably and unconditionally guarantees to the Lender payment when due, whether by acceleration or otherwise, of any and all of the Obligations, together with all interest thereon and all attorneys' fees, costs and expenses of collection incurred by the Lender in enforcing any of such liabilities.

                 11.02.  Waiver.   (a)  Each of the Guarantors waives notice of
acceptance of this guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action by the Lender against, and any other notice to, any party liable thereon (including the Guarantors). The Lender may at any time and from time to time (whether or not after revocation or termination of this guaranty) without the consent of, or notice to the Guarantors (except as shall be required by applicable statutes and cannot be waived), without incurring responsibility to the Guarantors, without impairing or releasing the obligations of the Guarantors hereunder, upon or without any terms or conditions and in whole or in part:

                 (i) change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any Obligations, any security therefor, or any liability incurred directly or indirectly with respect thereto, and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

                 (ii) modify in any manner whatsoever any of the Related Documents notwithstanding that such amendments or modifications may result in the Obligations exceeding the aggregate principal sums set forth in this Agreement and the other Related Documents;

                 (iii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations hereby guaranteed or any Obligations and/or any offset there against;

                 (iv) fail to perfect, or continue the perfection of, any lien or security interest in any such property, or delay in the perfection of any such lien or security interest;

                 (v) exercise or refrain from exercising any rights against the Borrower or others (including the Guarantors) or otherwise act or refrain from acting;

                 (vi) settle or compromise any Obligation hereby guaranteed or any security therefor, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Lender and the Guarantors; and

                 (vii) apply any sums by whomsoever paid or howsoever realized to any Obligations to the Lender regardless of what Obligations remain unpaid.

No invalidity, irregularity or unenforceability of all or any part of the Obligations, or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty is a primary obligation of the undersigned.

                 (b) This guaranty is a continuing one and all Obligations to which it now or hereafter applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. As to the Guarantors, this guaranty shall continue until all Obligations shall have been indefeasibly repaid in full, notwithstanding a revocation by, or complete or partial release for any cause of, any other guarantor, the Borrower or anyone liable in any manner for the Obligations.

                 (c) Upon the occurrence and during the continuance of an Event of Default and the Lender's exercise for its rights under Sections 9.02(i) or (ii) hereof, and at any time thereafter, the Lender may, without notice to the Borrower or any other Person, make the Obligations to the Lender, whether or not then due, immediately due and payable hereunder as to the Guarantors, and the Lender shall be entitled to enforce the Obligations hereunder.

                 (d) No delay on the part of the Lender in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this guaranty, shall be deemed to be effective unless the same shall be in writing, signed by a duly authorized officer of the Lender, and the same shall be effective only for the period, on the condition and for the specific instances and purposes specified therein and the same shall in no way impair the rights of the Lender or the obligations of the Guarantors to the Lender in any other respect at any other time.

                 (e) The Guarantors agree that, should the Lender bring any judicial proceedings in relation to this guaranty and the Related Documents, the Guarantors will not interpose any counterclaim or setoff of any nature other than mandatory counterclaims.

                 11.03. Subordination. Any and all rights and claims of the Guarantors against the Borrower or any of its property, arising by reason of any payment by the undersigned to the Lender pursuant to the provisions of this guaranty, shall be subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all liabilities of the Borrower to the Lender.

                 11.04. Covenants. The Guarantors will ensure that each financial statement of the Guarantors, including without limitation, any audited or unaudited financial statement or balance sheet and any condensed balance sheet, which is delivered by or on behalf of the Guarantors or any of its Subsidiaries to any Person other than a shareholder of the Guarantors, shall contain, or shall be accompanied by, an accurate written disclosure of the existence and amount of this guaranty.

                 11.05. Costs of Collection. In the case of any proceedings to collect any liabilities of the Guarantors to the Lender, the Guarantors shall pay all reasonable costs and expenses of every kind for collection, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of collection, the Lender shall apply any residue to any of such liabilities of the Guarantors, who shall continue to be liable for any deficiency, all such amounts payable on demand. As used herein "attorneys' fees" shall include, without limitation, all fees of counsel (including, without limitation, those incurred on appeals) arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel, and all such fees shall constitute liabilities of the Guarantors to the Lender.

                 11.06. Claims. If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any Obligations and the Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (b) any settlement or compromise of any such claim effected by the Lender with any such claimant (including the Borrower), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantors, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any liability of the Borrower, and the Guarantors shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

                 IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


                                        BORROWER

                                        DISCOVERY ZONE, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        GUARANTORS

                                        BEAVERTON FUN FITNESS, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President

                                        DJM MANAGEMENT, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David Barclay
                                            Title:  Vice President


                                        DZ OF CONNECTICUT, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President

                                        DZ OF GEORGIA, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        DZ OF MASSACHUSETTS, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        DZ OF MISSOURI, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        DZ OF NEW YORK, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President

                                        DZ OF PENNSYLVANIA, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        DZ OF WISCONSIN, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        PORTLAND FUN FITNESS, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        VANCOUVER FUN FITNESS, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President

                                        DISCOVERY ZONE (PUERTO RICO), INC.,
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        LEAPS & BOUNDS, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        SEMBORG CORP.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        DZGP, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President

                                        DISCOVERY ZONE CHILDREN'S
                                        AMUSEMENT CORPORATION
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        DZ PARTY, INC.
                                          as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President


                                        DISCOVERY ZONE L.P.
                                          as debtor and debtor-in-possession


                                        By:  DZGP, Inc. its general partner
                                             as debtor and debtor-in-possession


                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President

                                        TUMBLE FOR FUN LIMITED PARTNERSHIP
                                          as debtor and debtor-in-possession

                                        By:  Discovery Zone Children's
                                             Amusement Corporation,
                                             its general partner as debtor
                                             and debtor-in-possession

                                        By:
                                            ------------------------------------
                                            Name:  David A. Barclay
                                            Title:  Vice President

                                        LENDER

                                        PERRY PARTNERS L.P.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices:

                                        599 Lexington Avenue
                                        36th Floor
                                        New York, NY 10022
                                        Attention: Gary Claar
                                        Telephone:
                                        Telecopy:

                                        with a copy to:

                                        Roberts, Sheridan & Kotel
                                        640 Fifth Avenue
                                        New York, NY 10019

                                        Attention: Kevin Sheridan, Esq.
                                        Telephone:  (212) 262-5700
                                        Telecopier:  (212) 262-0404

                                  EXHIBIT A

                                    NOTE

$25,000,000                                                   New York, New York
                                                              September __, 1996


                 FOR VALUE RECEIVED, the undersigned, DISCOVERY ZONE, INC., as debtor and debtor-in-possession under Chapter 11 of Title 11 of the United States Code (the "Code"), a New York corporation, (the "Borrower") hereby promises to pay to the order of PERRY PARTNERS L.P. (the "Lender") on or before the Termination Date (as defined in the Credit Agreement referred to below), and at such earlier dates as may be required by the Credit Agreement, the lesser of (i) the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000) and (ii) the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Credit Agreement, payable on the dates set forth in the Credit Agreement. Payments of principal and interest on this Note shall be made in lawful money of the United States of America in the manner set forth in the Credit Agreement.

                 This Note is the "Note" referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of September __, 1996 (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement), among the Borrower, certain of its affiliates as Guarantors and the Lender, which among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances, all upon certain terms and conditions specified therein. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.

                 This Note is secured by and is entitled to the benefits of the security interests granted by the Credit Agreement and the other Related Documents referred to in the Credit Agreement, and is further entitled to the benefits of the security agreement, guarantees and other Related Documents referred to in the Credit Agreement. Except as provided in the Credit Agreement, the Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                 The obligations of the Borrower hereunder constitute allowed administrative expense claims in the Chapter 11 Case entitled to priority over all administrative expenses and unsecured claims against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code, subject to certain exceptions set forth in the Credit Agreement, and provided that Avoidance Action Proceeds shall not constitute Collateral of, or be used to pay the superpriority administrative expense claims granted to, the Lender under the Credit Agreement and Related Document, provided that the Lender shall be entitled to receive Avoidance Action Proceeds ratably with other holders of administrative claims to the extent the superpriority administrative claims granted to the Lender are not paid from the proceeds of other assets of Discovery Zone and the Guarantors.

                 This Note and interests herein may only be transferred to the extent and in the manner set forth in the Credit Agreement.

                 This Note shall be governed by, construed and enforced in accordance with, the internal laws of the State of New York, without regard to choice of law principles, except to the extent governed by the Bankruptcy Code.


                                        DISCOVERY ZONE, INC., as debtor and
                                        debtor-in-possession

                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------


                                               Name:

                                               Title: